                           REVOLVING CREDIT AGREEMENT

                           dated as of June 27, 1997

                                     among

                      IRVINE APARTMENT COMMUNITIES, L.P.,

                            THE BANKS LISTED HEREIN,

                             BANK OF AMERICA NT&SA,
                            as Administrative Agent,

                                      and

                            WELLS FARGO BANK, N.A.,
                             as Documentation Agent

                                      with

                         J.P. MORGAN SECURITIES, INC.,
                              as Syndication Agent



                               TABLE OF CONTENTS
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ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   SECTION 1.2.  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   SECTION 1.3.  Types of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
ARTICLE II.  THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   SECTION 2.1.  Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   SECTION 2.2.  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   SECTION 2.3.  Money Market Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   SECTION 2.4.  Notice to Banks; Funding of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   SECTION 2.5.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   SECTION 2.6.  Method of Electing Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   SECTION 2.7.  Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   SECTION 2.8.  Swing Line Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   SECTION 2.9.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   SECTION 2.10.  Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   SECTION 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   SECTION 2.12.  General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   SECTION 2.13.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   SECTION 2.14.  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   SECTION 2.15.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
ARTICLE III.  CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   SECTION 3.1.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   SECTION 3.2.  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41





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ARTICLE IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   SECTION 4.1.  Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   SECTION 4.2.  Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   SECTION 4.3.  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
   SECTION 4.4.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
   SECTION 4.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   SECTION 4.6.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   SECTION 4.7.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   SECTION 4.8.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   SECTION 4.9.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   SECTION 4.10.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   SECTION 4.11.  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   SECTION 4.12.  Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   SECTION 4.13.  Investment Company Act; Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.14.  Principal Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.15.  REIT Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.16.  Patents, Trademarks, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.17.  Qualifying Unencumbered Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.18.  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   SECTION 4.19.  Licenses, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.20.  Compliance With Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.21.  No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.22.  Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.23.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.24.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   SECTION 4.25.  Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48





                                       ii
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ARTICLE V.  AFFIRMATIVE AND NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   SECTION 5.1.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   SECTION 5.2.  Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   SECTION 5.3.  Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   SECTION 5.4.  Maintenance of Property; Insurance; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   SECTION 5.5.  Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   SECTION 5.6.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   SECTION 5.7.  Inspection of Property, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   SECTION 5.8.  Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   SECTION 5.9.  Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
   SECTION 5.10.  Restriction on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
   SECTION 5.11.  Changes in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   SECTION 5.12.  Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   SECTION 5.13.  Hedging Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   SECTION 5.14.  Guarantor Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   SECTION 5.15.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   SECTION 5.16.  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
   SECTION 5.17.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
ARTICLE VI.  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
   SECTION 6.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
   SECTION 6.2.  Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
   SECTION 6.3.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   SECTION 6.4.  Distribution of Proceeds after Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
ARTICLE VII.  THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   SECTION 7.1.  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
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   SECTION 7.2.  Agency and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   SECTION 7.3.  Action by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   SECTION 7.4.  Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   SECTION 7.5  Liability of Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   SECTION 7.6.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
   SECTION 7.7.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
   SECTION 7.8.  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
   SECTION 7.9.  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
ARTICLE VIII.  CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
   SECTION 8.1.  Basis for Determining Interest Rate Inadequate or Unfair . . . . . . . . . . . . . . . . . . . . . . 65
   SECTION 8.2.  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
   SECTION 8.3.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
   SECTION 8.4.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
   SECTION 8.5.  Base Rate Loans Substituted for Affected LIBOR Loans . . . . . . . . . . . . . . . . . . . . . . . . 70
ARTICLE IX.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
   SECTION 9.1.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
   SECTION 9.2.  No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
   SECTION 9.3.  Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
   SECTION 9.4.  Sharing of Set-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
   SECTION 9.5.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
   SECTION 9.6.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
   SECTION 9.7.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
   SECTION 9.8.  Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
   SECTION 9.9.  Counterparts; Integration; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
   SECTION 9.10.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
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   SECTION 9.11.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
   SECTION 9.12.  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
   SECTION 9.13.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
   SECTION 9.14.  Recourse Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
   SECTION 9.15.  Bank's Failure to Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
   SECTION 9.16.  Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83





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



Schedule 1 - Commitments
Schedule 4.6 - Borrower and Guarantor ERISA Plans
Schedule 4.17 - Initial Qualified Unencumbered Property
Schedule 5.14(c)(i) - Guarantor Investments
Schedule 5.14(c)(2) - Guarantor Property
Exhibit A - Notice of Borrowing (Section 2.2)
Exhibit B - Form of Money Market Quote Request (Section 2.3(b))
Exhibit C - Form of Invitation for Money Market Quotes (Section 2.3(c)) Exhibit D - Form of Money Market Quote (Section 2.3(d)(2))
Exhibit E - Form of Note (Section 2.5(a))
Exhibit F - Form of Money Market Note (Section 2.5(b))
Exhibit G - Form of Notice of Notice of Interest Rate Election
            (Section 2.6(a)(ii))
Exhibit H - Form of Notice of Swing Line Borrowing (Section 2.8(b))
Exhibit I - Form of Swing Line Note (Section 2.8(d))
Exhibit J - Transfer Supplement (Section 9.6(c))

                           REVOLVING CREDIT AGREEMENT

                 THIS REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of June 27, 1997 among IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), the BANKS listed on the signature pages hereof, BANK OF AMERICA NT&SA, as Administrative Agent, and WELLS FARGO BANK, N.A., as Documentation Agent.

                                   ARTICLE I.

                                  DEFINITIONS

                 SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

                 "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

                 "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                 "Administrative Agent" shall mean Bank of America NT&SA in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

                 "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

                 "Aggregate Commitment" shall mean the aggregate of all of the Commitments hereunder, for a total of $250,000,000 unless and until such time as the Commitments are reduced pursuant hereto.

                 "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                 "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate

Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

                 "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its LIBOR Loans, its LIBOR Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                 "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. So long as only a Credit Rating from Fitch has been assigned to such debt, the Credit Rating shall be deemed to be BBB-/Baa3 (Level IV) for ninety (90) days following the Closing Date. After such ninety-day period, so long as S&P or Moody's Credit Rating shall not have been assigned, the Credit Rating shall be deemed to be Below Investment Grade (Level V) until such time as an S&P or Moody's Credit Rating shall have been assigned, at which time Borrower's Credit Rating shall be immediately adjusted. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin (including existing Loans). Promptly after learning of a change in the Borrower's Credit Rating, Administrative Agent shall give notice of such change to the Banks and include in such notice the new Applicable Margin and the effective date of such change. In the event that two (2) different Credit Ratings have been assigned, the lower of the two Credit Ratings will prevail unless such Credit Ratings are more than one Level (as shown in the table below) apart, in which case the average of the margins corresponding to the two Credit Ratings will constitute the Applicable Margin. In the event that three (3) different Credit Ratings have been assigned, the average of the margins corresponding to the two highest Credit Ratings will constitute the Applicable Margin. For purposes of illustration only, if (i) two (2) different Credit Ratings were assigned and one was Level I and the other was Level III, the Applicable Margin for LIBOR Loans would be 0.675 (i.e., the average of Level I (0.600) and Level III (0.750)); or (ii) three (3) different Credit Ratings had been assigned and such levels were Level I, Level III and Level IV, the Applicable Margin for LIBOR Loans would be 0.675 (i.e., the average of Level I and Level III).

                                                        Applicable
                                                        Margin for              Applicable
                    Range of                            Base Rate               Margin for
                    Borrower's                          Loans                   LIBOR Loans
                    Credit Rating                       (% per annum)           (% per annum)
                    -------------                       -------------           ---------------
Level I             A-/A3
                    or better                           0.0                     0.600
Level II            BBB+/Baa1                           0.0                     0.650
Level III           BBB/Baa2                            0.0                     0.750
Level IV            BBB-/Baa3                           0.0                     0.950
Level V             Below Investment
                    Grade                               0.50                    1.25

                 "Approved Financial Institutions" shall mean financial institutions which have (i)(a) a minimum net worth of $500,000,000 or (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baa1 or higher by Moody's.

                 "Acquired Asset" means a Qualifying Unencumbered Property which has been acquired by Borrower (directly or indirectly) after the date of this Agreement.

                 "Acquired Stabilized Asset" means a Qualifying Unencumbered Property which had an Occupancy Rate greater than or equal to 85% on the date acquired by Borrower.

                 "Assignee" has the meaning set forth in Section 9.6(c).

                 "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and assigns.

                 "Bank of America" means Bank of America NT&SA, in its individual capacity.

                 "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                 "Base Rate" means, for any day, a rate per annum equal to the greater of (i) the rate of interest most recently publicly announced by the Administrative Agent in San Francisco, California from time to time as its rate for domestic commercial loans for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

                 "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                 "Borrower" means Irvine Apartment Communities, L.P., a Delaware limited partnership.

                 "Borrower Party" means the Borrower and any Subsidiary of the Borrower. "Borrower Parties" shall mean each of the foregoing Persons individually, and all of the foregoing Persons collectively.

                 "Borrower's Share" means Borrower's or Guarantor's share of the liabilities of an Investment Affiliate based upon Borrower's or Guarantor's percentage ownership of such Investment Affiliate, as the case may be.

                 "Borrowing" has the meaning set forth in Section 1.3.

                 "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                 "Cap Rate" means the Treasury Rate plus 2.8%.

                 "Capital Reserve" shall mean, for any period, $50.00 for each Fiscal Quarter to occur during such period.

                 "Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (however designated) of capital stock and other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.

                 "Cash and Cash Equivalents" shall mean (i) cash, (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by Approved Financial Institutions and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, Domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Financial Institutions (and in the case of a letter of credit, an Approved Financial Institution which is a bank) (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Financial Institution), (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Financial Institution, which is a bank (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such financial institution shall cease to be an Approved Financial Institution), (vii) repurchase agreements with major financial institutions and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, and
(viii) real estate loan pool participations, guaranteed by an AA rating given by S&P or Aa2 rating given by Moody's or better rated credit.

                 "Certifying Officer" has the meaning set forth in Section
5.1(c).

                 "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "Committed Borrowing" has the meaning set forth in Section
1.3.

                 "Committed Loan" means a loan made by a Bank pursuant to
Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                 "Commitment" means, with respect to each Bank, the amount set forth in Schedule 1 attached hereto and incorporated herein by this reference (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to
Section 2.11(c) or in connection with an assignment to an Assignee.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower in accordance with GAAP.

                 "Consolidated Tangible Net Worth" means at any date the consolidated partners' capital (determined on a book basis and without duplication), less their consolidated Intangible Assets and loans to officers and directors of Borrower or its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated partners' capital) of (i) unamortized deferred charges and debt discount; (ii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1996 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and
(iii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

                 "Contingent Obligation" means, as to any Person, without duplication, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation of another Person, including any direct or indirect guarantee of such Indebtedness (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, (iii) otherwise to assure or hold harmless the holders of Indebtedness or other obligations of another Person against loss in respect thereof, or (iv) under Hedging Contracts other than Exempt Hedging Contracts. The amount of any Contingent Obligation under clause (i) or (ii) shall be the lesser of (a) the amount of such Indebtedness or obligation guaranteed or otherwise supported thereby, or (b) the maximum amount so guaranteed or supported. The amount of any obligation under a Hedging Contract shall be determined in accordance with standard methods of calculating credit exposure under similar arrangements as prescribed by the Administrative Agent from time to time, taking into account potential movements in interest rates, exchange rates or other relevant indices and the notional principal amount, term and termination provisions of the arrangement. For the purposes of this definition only, "Indebtedness" shall be deemed not to include subclause (c) of the definition of "Indebtedness" set forth in this Agreement.

                 "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

                 "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of Guarantor or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

                 "Credit Rating" means the rating(s) assigned by the Rating Agencies to Borrower's senior unsecured long term indebtedness.

                 "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of Guarantor, the Borrower or any Investment Affiliate.

                 "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (excluding any individual scheduled principal payment which exceeds 25% of the original principal amount of an issuance of Indebtedness) for such period on all Indebtedness of Guarantor (calculated as provided in Section 1.2), on a consolidated basis, plus Borrower's Share of scheduled principal amortization for such period on all Indebtedness of Investment Affiliates for which there is no recourse to Guarantor or Borrower (or any Property thereof), plus, without duplication, Guarantor's and Borrower's actual or potential liability for principal amortization for such period on all Indebtedness of Investment Affiliates that is recourse to Guarantor or Borrower (or any Property thereof).

                 "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Default Rate" has the meaning set forth in Section 2.7(c).

                 "Designated Bidder" shall mean a Person, designated by a Bank in the Bank's signature page to this Agreement (or otherwise in the manner set forth by the Administrative Agent), to make Money Market Loans on behalf of such Bank.

                 "Documentation Agent" shall mean Wells Fargo Bank, N.A. in its capacity as Documentation Agent hereunder, and its successors in such capacity.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized by law to close.

                 "Domestic Lending Office" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                 "EBITDA" means, for any period, (i) Net Income for such period, plus (ii) depreciation and amortization expense and other non- cash items deducted in the calculation of

Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus (iv) Taxes deducted in the calculation of Net Income for such period, plus (v) Borrower's Share of distributed earnings of Investment Affiliates for such period, minus (vi) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, minus (vii) Borrower's Share of accrued income and losses of Investment Affiliates for such period minus (viii) earnings of Subsidiaries for such period distributed to third parties, all of the foregoing without duplication.

                 "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

                 "Environmental Affiliate" means any partnership, joint venture, trust or corporation for which Borrower or Guarantor is liable contractually or under applicable law for Environmental Claims against such entity.

                 "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                 "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

                 "Estimated Environmental Cost" shall have the meaning set forth in Section 5.15 hereof.

                 "Exempt Hedging Contract" means a Hedging Contract existing on the date hereof relating to any tax-exempt bond financing of the Borrower (or refinancing thereof) which financing is outstanding on the date hereof, together with any replacement or successor Hedging Contract entered into by the Borrower with respect to such Hedging Contract.

                 "Event of Default" has the meaning set forth in Section 6.1.

                 "Facility Notes" shall mean all promissory notes issued by Borrower pursuant to this Agreement, including Money Market Notes, Notes and Swing Line Note.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                 "FFO" means "Funds From Operations" computed in accordance with standards promulgated by the National Association of Real Estate Investment Trusts ("NAREIT") as of the date hereof, and is defined to mean, for any period, Net Income before Borrower's Share of the Net Income or loss of any Investment Affiliate, plus any and all cash distributions received by Borrower representing Borrower's Share of the Net Income (plus Borrower's Share of depreciation and amortization expenses of Investment Affiliates) of any Investment Affiliate, plus depreciation and amortization expense for such period and excluding gains (or losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower or any Investment Affiliate.

                 "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

                 "Fiscal Year" means the fiscal year of Borrower, Guarantor and their Consolidated Subsidiaries which shall be the twelve (12) month period ending on the last day of December in each year.

                 "Fitch" means Fitch Investors Service, or any successor thereto.

                 "Fixed Charges" for any Fiscal Quarter period means the sum of
(i) Debt Service for such period, plus (ii) the greater of (a) the product of the number of apartment units owned (directly or beneficially) by Borrower at the beginning of the applicable period and the Capital Reserve for such period or (b) the average quarterly amount of recurring capital expenditures of the Borrower based upon the actual recurring capital expenditures of Borrower and Consolidated Subsidiaries over the immediately preceding four calendar quarters, plus (iii) Borrower's Share of the aggregate sum of the product of the number of apartment units owned (directly or beneficially) by each Investment Affiliate at the beginning of the applicable period and the Capital Reserve for such period, plus (iv) dividends on preferred units payable by Borrower or on preferred stock payable by Guarantor for such period.

                 "Fixed Rate Borrowing" has the meaning set forth in Section
1.3.

                 "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

                 "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

                 "FMV Cap Rate" means 8.5%.

                 "Funds Available for Distribution" means FFO, plus amortization of deferred financing costs, plus amortization of non-real estate assets, less capital expenditures for the preceding four Fiscal Quarters.

                 "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Gross Asset Value" means, with respect to any Person or Property, (i) the product of four (4) and a fraction, the numerator of which is EBITDA for such Fiscal Quarter (exclusive of EBITDA from any Property which has been acquired or been disposed of by the Borrower in the Fiscal Quarter most recently ended) and the denominator of which is the FMV Cap Rate, plus (ii) for any Property which has been acquired by the Borrower in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower for such Property, plus (iii) in the case of any Person, the value of any Cash or Cash Equivalents owned by such Person and not subject to any Lien, plus (iv) the value of all construction in process (including, without limitation, the value of the land owned by the Borrower or any Subsidiary upon which construction has commenced, at the lower of cost or fair market value determined in accordance with GAAP) plus (v) the value of all land owned by the Borrower or any Subsidiary for which construction has not commenced, as of the end of the most recently concluded Fiscal Quarter, calculated at the lower of cost or fair market value (in each case determined in accordance with GAAP).

                 "Guarantor" means Irvine Apartment Communities, Inc., a Maryland corporation, and any successor thereto.

                 "Guaranty" means the General Continuing Repayment Guaranty, dated as of the Initial Closing Date executed by Guarantor in favor of Administrative Agent and the Banks.

                 "Guarantor 1996 Form 10-K" means Guarantor's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Hedging Contract" means, for any Person, any interest rate, commodity, foreign exchange or other hedging agreement (including swaps, collars, caps and forward contracts) between such Person and one or more counterparties providing for the transfer or mitigation of fluctuations of interest rates, exchange rates or other prices either generally or under specific contingencies.

                 "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person exclusive of all indebtedness, obligations and other liabilities in respect of Hedging contracts purchased to hedge Indebtedness, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including ground leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), (i) ERISA obligations currently due and payable, and (j) all trade payables for construction in progress. As used herein, "Indebtedness" shall not include assessment district or community facilities district indebtedness not shown on the Borrower's balance sheet.

                 "Indemnitee" has the meaning set forth in Section 9.3(b).

                 "Initial Closing Date" means June 27, 1997.

                 "Interest Expense" means, for any period, the sum (without duplication) for such period of (i) total interest expense, whether paid or accrued, of the Borrower and the

Consolidated Subsidiaries, including without limitation the portion of any obligations under any Capital Lease allocable to interest expense, and the Borrower's Share of interest expenses in Unconsolidated Joint Ventures but excluding amortization or write-off of debt discount and expense, (ii) capitalized interest, (iii) to the extent not included in clauses (i) and (ii) the Borrower's pro rata share of interest expense and other amounts of the type referred to in such clauses of the Unconsolidated Joint Ventures, and (iv) interest incurred on any liability or obligation that constitutes a contingent Obligation of Borrower or any Consolidated Subsidiary, and in each case taking into account the benefit of any Hedging Contract and the amortized cost therefor for the applicable period. For purposes of clause (iii), Borrower's pro rata share of interest expense or other amount of any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the interest expense or other relevant amount of such Unconsolidated Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by Borrower or any Consolidated Subsidiary, expressed as a decimal.

                 "Interest Period" means:

(1) with respect to each LIBOR Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3, or 6 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; and

                 (b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month

(2) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending 1, 2, 3, or 6 months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

                 (b) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last LIBOR Business Day of a calendar month; and

                 (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

(3) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 14 days or more than 365/366 days) as the Borrower may elect in accordance with
Section 2.3; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day; and

                 (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

                 "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

                 "Interest Rate Hedges" has the meaning set forth in Section
5.13.

                 "Investment" means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "Investment Affiliate" means any Person in whom Guarantor or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of Guarantor or Borrower on the consolidated financial statements of Guarantor and Borrower.

                 "Invitation for Money Market Quotes" has the meaning set forth in Section 2.3(c).

                 "Joint Venture" means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form.

                 "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

                 "LIBOR Borrowing" has the meaning set forth in Section 1.3.

                 "LIBOR Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                 "LIBOR Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent.

                 "LIBOR Loan" means a Committed Loan to be made by a Bank as a LIBOR Loan in accordance with the applicable Notice of Borrowing.

                 "LIBOR Reserve Percentage" has the meaning set forth in
Section 2.7(b).

                 "Lien" means with respect to any Property, any mortgage, pledge, negative pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such Property, including without limitation, all assessment district and community facility district debt shown on the balance sheet of the owner of such Property. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

                 "Loan" means a Base Rate Loan, a LIBOR Loan, a Money Market Loan or a Swing Line Loan and "Loans" means Base Rate Loans, LIBOR Loans, Money Market Loans or Swing Line Loans or any combination of the foregoing.

                 "Loan Documents" means this Agreement, the Facility Notes and the Guaranty.

                 "London Interbank Offered Rate" or "LIBOR" has the meaning set forth in Section 2.7(b).

                 "Mandate Letter" means that certain letter dated June 4, 1997, as amended or supplemented from time to time, between Borrower and the Administrative Agent.

                 "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                 "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) effect the business, operations, properties, assets or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, or (ii) impair the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents.

                 "Materials of Environmental Concern" means any chemical substance (i) the presence of which requires investigation or remediation under any Environmental Laws; or (ii) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental Laws, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.); or (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority; or (iv) the presence of which on any Real Property Asset causes a nuisance upon the Real Property Asset or to adjacent properties or poses a hazard to any Real Property Asset or to the health or safety of Persons on or about any Real Property Asset; or (v) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) without limitation which contains polychlorinated biphenyls (PCBs) or asbestos.

                 "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be June 27, 2000, unless accelerated pursuant to the terms hereof.

                 "Money Market Absolute Rate" has the meaning set forth in
Section 2.3(d).

                 "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                 "Money Market Borrowing" has the meaning set forth in Section 1.3.

                 "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch, Designated Bidder or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                 "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Article VIII).

                 "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                 "Money Market Margin" has the meaning set forth in Section 2.3(d)(2).

                 "Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit "F" hereto, evidencing the obligation of the Borrower to repay the Money Market Loans, and "Money Market Notes" means any one of such promissory notes issued hereunder.

                 "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

                 "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

                 "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity.

                 "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                 "Multiple Employer Plan" means a Plan to which Section 413(c) of the Code applies.

                 "Net Income" means, for any period, the net earnings (or loss) after Taxes of the Borrower, on a consolidated basis for such period, calculated in conformity with GAAP.

                 "Net Offering Proceeds" means all cash or other assets received by Guarantor or Borrower as a result of the sale or issuance of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in Guarantor or Borrower less customary costs and discounts of issuance paid by Guarantor or Borrower, as the case may be.

                 "Net Operating Income" means, for any period with respect to any Property owned (directly or beneficially) by Borrower, the net operating income of such Property for such period (i) determined in accordance with GAAP,
(ii) determined in a manner which is consistent with the past practices of Guarantor and Borrower, and

(iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property, consistent with the past practices of Guarantor and Borrower, except that, for purposes of determining Net Operating Income, income shall not (a) include any items reasonably deemed by Administrative Agent to be of a non-recurring nature or (b) be reduced by depreciation or amortization.

                 "Net Price" means, with respect to the purchase and sale of any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase or sale (after adjusting for the proration of taxes, assessments, utility and security deposits and other items prorated or adjusted) plus (ii) the principal amount of any note received or other deferred payment to be made in connection with such purchase or sale (except as described in clause (iv) below), plus (iii) the value of any other considerations delivered in connection with such purchase or sale (including, without limitation, shares of beneficial interest in Guarantor) (as reasonably determined by Administrative Agent), minus (only in the case of a sale) (iv) until actually received, the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, minus (only in the case of a sale), (v) the value of any consideration required to be paid to any Person other than the Borrower and its Subsidiaries owning a beneficial interest in such Property, minus (vi) reasonable costs of sale and taxes paid or payable in connection with such purchase or sale.

                 "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

                 "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or Guarantor as a general partner of such partnership); provided, however, that personal recourse of Borrower or Guarantor for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

                 "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit D hereto, evidencing the obligation of the Borrower to repay the Loans (other than Money Market Loans and Swing Line Loans), and "Note" means any one of such promissory notes issued hereunder.

                 "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.4).

                 "Notice of Interest Rate Election" has the meaning set forth in Section 2.6.

                 "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

                 "Occupancy Rate" with respect to any Real Property Asset, shall mean the ratio of (a) apartment units in such Real Property Asset which are physically occupied by tenants paying rent pursuant to a lease to (b) the number of apartment units in such Real Property Asset, expressed as a percentage.

                 "Other Indebtedness" means all Indebtedness other than the Obligations.

                 "Parent" means, with respect to any Bank, any Person controlling such Bank.

                 "Participant" has the meaning set forth in Section 9.6(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Liens" means:

                 a. liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

                 b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

                 c. deposits made in the ordinary course of business to secure liabilities to insurance carriers;

                 d. liens for purchase money obligations for equipment; provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, and (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof;

                 e. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies, except in connection with any Indebtedness, for any of Borrower's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

                 f. liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against Guarantor, Borrower, or any Subsidiary;

                 g. liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

                 h. assessment or community facilities district indebtedness, in each case not then in default, building restrictions, zoning laws and the like, and residential leases entered into in the ordinary course of business.

                 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

                 "Qualifying Unencumbered Property" means, as of the Initial Closing Date, the Real Property Assets set forth on Schedule 4.17 hereto (the "Initial Qualifying Unencumbered Properties") and thereafter any other Real Property Assets (without duplication) as designated by Borrower from time to time; provided, however that each such Real Property Asset, including the Initial Qualifying Unencumbered Property, must: (v) be a Real Property Asset upon which an apartment project and related improvements has been, or is being, constructed; (w) be wholly-owned (directly or beneficially) by Borrower; (x) not be subject (nor may any equity interests in such Property be subject) to a Lien (other than Permitted Liens) which secures Indebtedness of any Person; (y) not be subject (nor may any equity interests in such Property be subject) to any covenant, condition, or other restriction which prohibits the creation or assumption of any Lien upon such Real Property Asset; and (z) to the best knowledge of Borrower, not have Materials of Environmental Concern located on, under or above such Real Property Asset, which are reasonably expected, pursuant to Section 5.15, to involve an expenditure of Significant Environmental Cost. The Borrower may designate, in its sole discretion and at any time, the Real Property Assets which satisfy the requirements set forth herein and are thus Qualifying Unencumbered Properties. If, at any time, a Real Property Asset does not satisfy the requirements of subclauses (v) through (z) above, then it shall not be a Qualifying Unencumbered Property.

                 "Rating Agencies" means, collectively, S&P, Moody's and Fitch; other nationally recognized rating agencies shall be "Rating Agencies" following approval thereof by the Administrative Agent.

                 "Real Property Asset(s)" means as of any time, the real property asset(s) owned directly or indirectly by the Borrower and the Consolidated Subsidiaries at such time.

                 "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Required Banks" means at any time Banks having at least 61% of the Aggregate Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 61% of the aggregate unpaid principal amount of the Loans.

                 "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Borrower Party now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares or equivalents of the same class of Capital Stock and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Borrower Party now or hereafter outstanding.

                 "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                 "Secured Debt" means Indebtedness, the payment of which is secured by a Lien on any Property owned or leased by Guarantor, Borrower, or any Subsidiary.

                 "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations.

                 "Significant Environmental Costs" means, as to any Real Property Asset, Estimated Environmental Costs determined pursuant to Section
5.15 hereof, to exceed one and one-half percent (1.5%) of (i) the Gross Asset Value of such Real Property Asset in the case of a Real Property Asset that has been fully constructed, or (ii) the sum of land cost (at the lower of cost or fair market value) plus Borrower's estimated construction cost in the case of any other Real Property Asset.

                 "Stabilized Asset" means any Qualifying Unencumbered Property which, while owned by Borrower achieved (i) an average Occupancy Rate greater than or equal to 85% during a calendar month and (ii) an Occupancy Rate of at least 85% on the last day of such month. As used herein, "Stabilized Asset" means any Qualifying Unencumbered Property which, while owned by Borrower, at one time satisfied the foregoing requirements, regardless of whether such Property subsequently fails to maintain such Occupancy Rates.

                 "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                 "Super-Majority Banks" means at any time Banks having at least 66 2/3% of the Aggregate Commitment or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                 "Swing Line Borrowing Notice" has the meaning set forth in
Section 2.8(b).

                 "Swing Line Commitment" has the meaning set forth in Section 2.8(a).

                 "Swing Line Loan" has the meaning set forth in Section 2.8(a).

                 "Syndication Agent" shall mean J.P. Morgan Securities, Inc..

                 "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

                 "Term" has the meaning set forth in Section 2.10.

                 "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiple Employer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA,

(iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

                 "Total Liabilities" means, as of the date of determination and without duplication, all Indebtedness of Guarantor (calculated as provided in Section 1.2), on a consolidated basis, plus Borrower's Share of all Indebtedness of Investment Affiliates for which there is no recourse to Guarantor or Borrower (or any Property thereof) plus the actual or potential liability of Guarantor, Borrower or any Subsidiary for any Indebtedness of Investment Affiliates that is recourse to Guarantor or Borrower (or Property thereof) plus accounts payable incurred in the ordinary course of business, plus all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person.

                 "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

                 "Unconsolidated Joint Venture" means (i) any Joint Venture of Borrower or any Consolidated Subsidiary in which Borrower or such Consolidated Subsidiary holds any Capital Stock but which would not be combined with Borrower or such Consolidated Subsidiary in the consolidated financial statements of Borrower in accordance with GAAP, and (ii) any Investment of Borrower or any Consolidated Subsidiary in any Person that is not a Joint Venture.

                 "Unencumbered Asset Pool Value" means, without duplication, the sum of the following with respect to Qualifying Unencumbered Properties:

                 (i) the Net Price of any Acquired Asset that was acquired (directly or indirectly) by the Borrower during the most recent Fiscal Quarter; plus

                 (ii) the aggregate Unencumbered Net Operating Income for the three (3) calendar months most recently ended multiplied by four (4) and divided by the FMV Cap Rate with respect to (v) any Acquired Stabilized Asset that was acquired (directly or indirectly) by the Borrower during one of the four (4) consecutive Fiscal Quarters most recently ended (other than the most recent Fiscal Quarter), (w) any Acquired Asset which was not an Acquired Stabilized Asset and which has not become a Stabilized Asset during one of the four (4) consecutive Fiscal Quarters most recently ended, (x) any Acquired Asset which was not an Acquired Stabilized Asset but which has become a Stabilized Asset during one of the four (4) consecutive Fiscal Quarters most recently ended, (y) any Qualifying Unencumbered Property which became a Stabilized Asset during the four (4) consecutive Fiscal Quarters most recently ended, and (z) any Qualifying Unencumbered Property which is not a Stabilized Asset (provided, however, that the Unencumbered Asset Pool Value attributable to the Qualifying Unencumbered Properties included in subclauses (w) and (z) above, together with Acquired Assets in (i) above which were not Acquired Stabilized Assets, may not exceed twenty-five percent (25%) of the aggregate Unencumbered Asset Pool Value); and

                 (iii) the aggregate Unencumbered Net Operating Income for the four (4) consecutive Fiscal Quarters most recently ended divided by the FMV Cap Rate with respect to (x) any Acquired Stabilized Asset which has been owned (directly or beneficially) by the Borrower for more than four (4) consecutive Fiscal Quarters and which is a Qualifying Unencumbered Property, and (y) any Qualifying Unencumbered Property which became a Stabilized Asset prior to the beginning of the four (4) consecutive Fiscal Quarters most recently ended and which has been owned (directly or indirectly) by the Borrower for more than four (4) consecutive Fiscal Quarters. Notwithstanding the foregoing, in the event that Borrower or Administrative Agent has determined that there is a Significant Environmental Cost with respect to any Real Property Asset referred to in this definition (and only for so long as Borrower or Administrative Agent has made such determination), then the value attributed to such asset shall be reduced, but not below zero, by the amount of such Significant Environmental Cost.

                 "Unencumbered Net Operating Income" means for any period for all Qualifying Unencumbered Properties owned (directly or beneficially) by the Borrower during the applicable period, Net Operating Income from each such Qualifying Unencumbered Property.

                 "United States" means the United States of America, including the fifty states and the District of Columbia.

                 "Unsecured Debt" means Indebtedness of Borrower which is not Secured Debt, including without limitation the aggregate amount of all Loans outstanding hereunder.

                 "Unsecured Interest Expense" means Interest Expense other than Interest Expense payable in respect of Secured Debt.

                 "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

                 "Wells Fargo" means Wells Fargo Bank, N.A., in its individual capacity.

                 SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by Ernst & Young LLP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "Guarantor, on a consolidated basis," Guarantor shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

                 SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a LIBOR Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Article VIII), and a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which a Bank's share is determined on the basis of its bid in accordance therewith and a "Swing Line Loan" is a Borrowing under Section 2.8).

                                  ARTICLE II.

                                  THE CREDITS

                 SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of $3,000,000 for LIBOR Loans or $500,000 for Base Rate Loans, or an integral multiple of $100,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(c)) and, other than with respect to Money Market Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

                 SECTION 2.2. Notice of Borrowing. The Borrower shall give Administrative Agent notice, in the form set forth as Exhibit "A" attached hereto and incorporated herein by this reference ("Notice of Borrowing"), not later than 11:00 a.m. (San Francisco time) (x) one Domestic Business Day before each Base Rate Borrowing, or (y) three LIBOR Business Days before each LIBOR Borrowing, specifying:

                         (i)    the date of such Borrowing, which shall be a
Domestic Business Day in the case of a Base Rate Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing;

                        (ii)    the aggregate amount of such Borrowing;

                       (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Loans; and

                        (iv) in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 SECTION 2.3.  Money Market Borrowings.

                 (a) The Money Market Option. From time to time during the Term, the Borrower may, as set forth in this Section 2.3, request the Banks during the Term to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) $125,000,000 in the aggregate outstanding, and (ii) the Aggregate Commitment less all Loans then outstanding. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is the end of an Interest Period and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.3 at the time of such Borrowing, until the Domestic Business Day immediately prior to the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

                 (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit "B" hereto so as to be received not later than 10:30 A.M. (San Francisco time) on (x) the fourth LIBOR Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the second Domestic Business Day immediately prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other earlier time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                 1. the proposed date of Borrowing, which shall be a LIBOR Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

                 2. the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000;

                 3. the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 365/366 days), subject to the provisions of the definition of Interest Period; and

                 4. whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one
(1), but no more than three (3), Interest Period(s) in a single Money Market Quote Request. No Money Market Quote Request shall be given within five (5) LIBOR Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                 (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit "C" hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                 (d)      Submission and Contents of Money Market Quotes.

                 1. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to
Section 9.1 not later than (x) 6:30 A.M. (San Francisco time) on the third LIBOR Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 6:30 A.M. (San Francisco time) on the first Domestic Business Day before the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other earlier time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote

Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than fifteen (15) minutes prior to the deadline for the other Banks. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                 2. Each Money Market Quote shall be in substantially the form of Exhibit "D" hereto and shall in any case specify:

                 (A)      the proposed date of Borrowing,

                 (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                 (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                 (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                 (E)      the identity of the quoting Bank.
A Money Market Quote may set forth up to five (5) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                 3.       Any Money Market Quote shall be disregarded if it:

                 (A) is not substantially in conformity with Exhibit "D" hereto or does not specify all of the information required by subsection (d)(2) above;

                 (B) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in subsection
         (d)(2)(B)(z) above);

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                 (D)      arrives after the time set forth in subsection
         (d)(1).

                 (e) Notice to Borrower. The Administrative Agent shall promptly (and in any event before 7:30 a.m. (San Francisco time) on the third LIBOR Business Day before the proposed date of borrowing, in the case of a LIBOR Auction, or on the first Domestic Business Day before the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted, and (D) the identity of the quoting Bank.

                 (f) Acceptance and Notice by Borrower. Not later than 8:00 A.M. (San Francisco time) on the third LIBOR Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction, and the first Domestic Business Day in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                 1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                 2. the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

                 3. acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

                 4. the Borrower may not accept any offer that is described in subsection (d)(3) or that otherwise fails to comply with the requirements of this Agreement.

                 Upon receipt of a Notice of Money Market Borrowing, the Administrative Agent shall promptly (i) transmit a copy of such Notice of Money Market Borrowing together with instructions for funding such Money Market Borrowing to the Bank whose offer was accepted in such notice and (ii) inform each Bank that submitted a Money Market Quote in connection with such Borrowing of (i) the range of the Money Market Quotes received, and (ii) the Money Market Quotes accepted by the Borrower pursuant hereto.

                 (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly (and in any event within one (1) Domestic Business Day after such offers are accepted) notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Administrative Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

                 (h) Effect of Money Market Loans on Commitment. Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its pro rata share of Committed Loans in accordance with
Section 2.1 hereof despite the fact that any Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

                 (i) Bid Auction Fee. A Bid Auction Fee in the amount of $150 per Bank per Interest Period requested shall be paid to Administrative Agent by Borrower for its account on the date of each request for a Bid Auction. Such Bid Auction Fee shall be payable upon receipt of Administrative Agent's written demand therefor.

                 SECTION 2.4.  Notice to Banks; Funding of Loans.

                 (a) Upon receipt of a notice from Borrower in accordance with Section 2.2 or 2.3 hereof (each such notice being a "Notice of Borrowing"), the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (b) Not later than 12:00 Noon (San Francisco time) on the date of each Borrowing as indicated in the Notice of Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Federal funds immediately available in San Francisco, to the Administrative Agent at its address referred to in Section 9.1.

                 (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand, and in the case of the Borrower two (2) Domestic Business Days after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                 SECTION 2.5.  Notes.

                 (a) The Loans (other than Money Market Loans and Swing Line Notes) of each Bank shall be evidenced by a single Note in the form of Exhibit "E" payable to the order of such Bank for the account of its Applicable Lending Office.

                 (b) The Money Market Loans of each Bank shall be evidenced by a single Money Market Note in the form of Exhibit "F", payable to the order of such Bank for the account of its Applicable Lending Office.

                 (c) Upon receipt of each Bank's Note and Money Market Note pursuant to Sections 3.1(a), 3.1(b), the Administrative Agent shall forward such Note and Money Market Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note and its Money Market Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan (or Money Market Loan) then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Facility Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Facility Notes and to attach to and make a part of its Facility Notes a continuation of any such schedule as and when required.

                 (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

                 (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) last day of the Interest Period applicable to such Borrowing or (ii) the Maturity Date.

                 (f) There shall be no more than five (5) LIBOR Loans outstanding at any one time.

                 SECTION 2.6. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Loan (subject in each case to the provisions of Article VIII), as follows:

                         (i)    if such Loans are Base Rate Loans, the Borrower
may elect to convert all or any portion of such Loans to LIBOR Loans as of any LIBOR Business Day;

                        (ii) if such Loans are LIBOR Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as LIBOR Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to
Section 2.13.

                 Each such election shall be made by delivering a notice in the form of Exhibit "G" (a "Notice of Interest Rate Election") to the Administrative Agent by 11:00 A.M. (San Francisco time) at least three (3) LIBOR Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Loans; provided that (i) such portion is allocated ratably among such Loans, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $3,000,000 or any larger multiple of $100,000, (iii) there shall be no more than five (5) LIBOR Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a LIBOR Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

                 (b)      Each Notice of Interest Rate Election shall specify:

                         (i)    the Loans (or portion thereof) to which such
notice applies;

                        (ii)    the date on which the conversion or
continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                       (iii) if the Loans are to be converted, the new type of Loans and, if such new Loans are LIBOR Loans, the duration of the initial Interest Period applicable thereto; and

                        (iv) if such Loans are to be continued as LIBOR Loans for an additional Interest Period, the duration of such additional Interest Period. Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                 (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any LIBOR Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto. Within one LIBOR Business Day after receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the interest rates determined pursuant thereto.

                 SECTION 2.7.  Interest Rates.

                 (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a LIBOR Loan pursuant to
Section 2.6 or at the Maturity Date, at a rate per annum, equal to the Base Rate plus the Applicable Margin for Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the first day of each calendar month.

                 (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for LIBOR Loans for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the first day of each calendar month.

                 The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the London Interbank Offered Rate applicable during such Interest Period by (ii)
1.00 minus the LIBOR Reserve Percentage.

                 The "London Interbank Offered Rate" applicable to any Interest Period means the respective per annum U.S. Dollar rates listed on page 3750 (i.e., the LIBOR page) of the Telerate New Services titled "British Banker Association Interest Settlement

Rates" (rounded upward, if necessary, to the next highest 1/100 of 1%) determined at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Borrowing or Loans or portion thereof to be converted into or continued as LIBOR Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period. If the Telerate New Services ceases to publish the "London Interbank Offered Rate", then such rate shall be determined from such substitute financial reporting service as the Administrative Agent in its reasonable discretion shall determine.

                 "LIBOR Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

                 (c) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a LIBOR Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof; provided, however, if such Interest Period is longer than three (3) months, the accrued interest shall be payable on the date which is three (3) months after the first day of such Interest Period, on the date which is every three (3) months thereafter, and on the last day of such Interest Period. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of four percent (4%) plus the Base Rate (the "Default Rate").

                 (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the Default Rate.

                 (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

                 SECTION 2.8.  Swing Line Loans.

                 (a) Swing Line Commitment. The Administrative Agent agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section (each, a "Swing Line Loan") from time to time during the Term; provided that, immediately after each such loan is made, (i) the aggregate outstanding principal amount of Swing Line Loans shall not exceed Ten Million Dollars ($10,000,000) (the "Swing Line Commitment") and
(ii) the aggregate principal amount of Swing Line Loans outstanding at any time, when added to all other Loans of all Banks at such time, shall not exceed the Aggregate Commitment. Each loan under this Section shall be in a principal amount of at least $500,000 and integral multiples of $100,000, and shall bear interest for each day at the Base Rate for such day. Within the foregoing limits, the Borrower may borrow under this Section, repay Swing Line Loans and reborrow at any time during the Term.

                 (b) Notice of Swing Line Borrowing. The Borrower shall give the Administrative Agent notice in the form of Exhibit "H" (a "Swing Line Borrowing Notice") not later than 12:00 Noon (San Francisco time) on the date of each Swing Line Borrowing, specifying (i) the date of such Borrowing, which shall be a Domestic Business Day, and (ii) the amount of such Borrowing. Any Swing Line Borrowing Notice delivered pursuant to this Section shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

                 (c) Funding of Swing Line Loans. Not later than 4:00 P.M. (San Francisco time) on the date of each Swing Line Borrowing, the Administrative Agent shall, unless any applicable condition specified in
Article 3 has not been satisfied, make available the amount of such Swing Line Borrowing, in Federal or other funds immediately available to Borrower.

                 (d) Swing Line Note. The Borrower's obligation to repay the Swing Line Loans shall be evidenced by a single note substantially in form of Exhibit "I" hereto (the "Swing Line Note").

                 (e) Optional Prepayment of Swing Line Loans. The Borrower may prepay Swing Line Loans in whole at any time, or from time to time in part in a principal amount of at least $500,000, by giving notice of such prepayment to the Administrative Agent not later than 10:00 A.M. (San Francisco time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Administrative Agent in Federal or other funds immediately available, not later than 10:00 A.M. (San Francisco time) on the date of prepayment.

                 (f) Mandatory Prepayment of Swing Line Loans; Funding by Banks. On the date of each Borrowing pursuant to Section 2.4, the Borrower shall prepay all Swing Line Loans then outstanding, together with interest accrued thereon to the date of prepayment. If not prepaid in accordance with this Section on or before five (5) Domestic Business Days following the funding of a Swing Loan to Borrower, each Bank shall, on such fifth (5th) Domestic Business Day, fund a Base Rate Loan in its proportionate amount of the Swing Line Loan, and the Swing Line Loan shall be repaid from such funding.

                 (g) Maturity of Swing Line Loans. All Swing Line Loans outstanding on the Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

                 (h) Refunding Unpaid Swing Line Loans. If the Swing Line Loans are not paid in full on the Maturity Date, the Administrative Agent may, by notice to the Banks, require each Bank to pay to the Administrative Agent an amount equal to such Bank's Commitment Percentage of the aggregate unpaid principal amount of the Swing Line Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 10:00 A.M. (San Francisco time) on the date so specified, each Bank shall pay the amount so notified to it to the Administrative Agent in Federal or other immediately available funds. The amount so paid by each Bank shall constitute a Base Rate Loan to the Borrower; provided that, if the Banks are prevented from making such Base Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Bank shall constitute a purchase by it of a participation in the unpaid principal amount of the Swing Line Loans (and interest accruing thereon after the date of such payment). Each Bank's obligation to make such payment to the Administrative Agent under this subsection (h) shall be absolute, unconditional and irrevocable, and as a primary obligor, not as surety, notwithstanding any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Administrative Agent or the Borrower,
(ii) the occurrence or continuance of a Default or and Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise ) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other party hereto, or (v) the failure of any other Bank to fund its participation as required hereby, (v) the termination or cancellation of a Bank's Commitment or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 SECTION 2.9.  Fees.

                 (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments a Facility Fee (the "Facility Fee") on the Aggregate Commitment at the respective per annum percentages based upon the range into which the Borrower's Credit Rating falls, in accordance with the following table. So long as only a Credit Rating from Fitch has been assigned to such debt, the Credit Rating shall be deemed to be BBB-/Baa3 (Level
IV) for ninety (90) days following the Closing Date. After such ninety-day period, so long as S&P or Moody's rating shall not have been assigned, the Credit Rating shall be deemed to be Below Investment Grade (Level V) until such time as a S&P or Moody's Credit Rating shall have been assigned and Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that such Credit Rating has been assigned, at which time Borrower's Credit Rating shall be immediately adjusted. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the applicable Facility Fee percentage. Promptly after learning of a change in the Borrower's Credit Rating, Administrative Agent shall give notice of such change to the Banks and include in such notice the new Facility Fee percentage and the effective date of such change. In the event that two (2) different Credit Ratings have been assigned, the lower of the two Credit Ratings will prevail unless such Credit Ratings are more than one level (as shown in the table below) apart, in which case the average of the margins corresponding to the two Credit Ratings will constitute the applicable Facility Fee percentage. In the event that three (3) different Credit Ratings have been assigned, the average of the margins corresponding to the two highest Credit Ratings will constitute the applicable Facility Fee percentage. For purposes of illustration only, if (i) two (2) different Credit Ratings had been assigned and one was Level 1 and the other was Level III, the Facility Fee percentage would be 0.125 (i.e., the average of Level I (0.100) and Level III (0.150); or (ii) three (3) different Credit Ratings had been assigned and such levels were Level I, Level III and Level IV, the Facility Fee percentage would be 0.125 (i.e., the average of Level I and Level III). The Facility Fee shall be payable in arrears in quarterly installments which shall be due on each January 1, April 1, July 1 and October 1 during the Term. The amount of each installment shall be one quarter of the product of (i) the applicable Facility Fee for the date the payment is due and (ii) the Aggregate Commitment.

            Level I           A-/A3 or better                 0.100%
            Level II          BBB+/Baa1                       0.100%
            Level III         BBB/Baa2                        0.150%
            Level IV          BBB-/Baa3                       0.200%
            Level V           Below Investment Grade          0.325%

                 (b) Other Fees. On the Initial Closing Date and from time to time thereafter as specified in the Mandate Letter, the Borrower shall pay to the Administrative Agent, for the benefit of the Administrative Agent and Documentation Agent, the fees specified therein.

                 (c)      Fees Non-Refundable.  All fees set forth in this
Section 2.9 shall be deemed to have been earned on the earlier of when accrued or when payable hereunder and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent, and the Documentation Agent, the Syndication Agent and the Banks regardless of whether any Loans are actually made.

                 SECTION 2.10.  Maturity Date.

                 The term (the "Term") of the Commitments (and each Bank's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

                 SECTION 2.11.  Optional Prepayments.

                 (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1), in whole or in part at any time, or from time to time in part in amounts aggregating Five Hundred Thousand Dollars ($500,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                 (b) The Borrower may, upon at least three (3) LIBOR Business Days' notice to the Administrative Agent, prepay any LIBOR Loan (but not a Money Market LIBOR Loan) as of the last day of the Interest Period applicable thereto. Except as provided in Article VIII and except with respect to any LIBOR Loan which has been converted to a Base Rate Loan pursuant to
Section 8.2, 8.3 or 8.4 hereof, the Borrower may not prepay all or any portion of the principal amount of any LIBOR Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above, except that any LIBOR Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or
8.4 hereof may be prepaid without ratable payment of other Loans which have not been so converted.

                 (c) The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b). Borrower shall be required to designate in its notice of cancellation which Loans, if any, are to be prepaid.

                 (d)      Any amounts so prepaid pursuant to Section 2.11(a) or
(b) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments pursuant to Section 2.11(c) hereof, such amounts may not be reborrowed.

                 SECTION 2.12.  General Provisions as to Payments.

                 (a) The Borrower shall make each payment of interest and principal on the Loans and of fees hereunder, not later than 10:00 A.M. (San Francisco time) on the date when due, in Federal or other funds immediately available in San Francisco, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly (and in any event within one (1) Domestic Business Day after receipt thereof) distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 10:00 A.M. (San Francisco time) on any Domestic Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Domestic Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate.
Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Loan or Money Market LIBOR Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any LIBOR Loans or Money Market LIBOR Loans after notice has been given to any Bank in accordance with

Section 2.4(a), or if Borrower shall deliver a Notice of Interest Rate Election specifying that a LIBOR Loan shall be converted on a date other than the first
(1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within fifteen (15) days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error. Nothing herein shall, or shall be deemed to, allow Borrower to voluntarily prepay any Money Market Loan.

                 SECTION 2.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the acquisition of multifamily apartment projects and real property to be used in connection with construction, management, development, acquisition and operation of multifamily apartment projects and for general working capital needs of the Borrower.

                                  ARTICLE III.

                                   CONDITIONS

                 SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

                 (a) the Borrower shall have executed and delivered to the Administrative Agent duly executed original Notes and Money Market Notes for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5 and the Borrower shall have executed and delivered to the Administrative Agent a duly executed original Swing Line Note dated on or before the Closing Date complying with the provisions of Section 2.8 ;

                 (b) the Borrower, the Administrative Agent, each of the Banks and any Designated Bidders shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

                 (c) Guarantor shall have executed and delivered to the Administrative Agent a duly executed original of the Guaranty;

                 (d) the Administrative Agent shall have received an opinion of O'Melveny & Myers, LLP, counsel for the Borrower and the Guarantor, acceptable to the Administrative Agent, and its counsel;

                 (e) the Borrower shall have repaid in full all monies borrowed and shall have discharged all of its obligations under that certain Revolving Credit Agreement dated November 30, 1995, as amended, among Borrower, the lenders listed therein, Wells Fargo Bank, N.A., as Managing Agent and Bank of America National Trust and Savings Association, as Administrative Agent (which repayment may occur pursuant to concurrent Borrowings made under this Agreement);

                 (f) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and Guarantor, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a long-form certificate of good standing as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, a good standing certificate issued by the Secretary of State of the State of California, each to be dated not more than thirty (30) days prior to the Closing Date, as well as the articles of incorporation and bylaws of Guarantor, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of Guarantor as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to Guarantor from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

                 (g) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this
Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

                 (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

                 (i) the Administrative Agent shall be satisfied that none of the Borrower, Guarantor nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

                 (j) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.9 hereof on or before the

Closing Date, and the fees and expenses accrued through the Closing Date of Gibson, Dunn & Crutcher LLP;

                 (k) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, Guarantor and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

                 (l) the Administrative Agent shall have received the audited financial statements of the Borrower and its Consolidated Subsidiaries and of Guarantor for the Fiscal Year ending December 31, 1996; and

                 (m)      no Default or Event of Default shall have occurred.

                 SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan is subject to the satisfaction of the following conditions:

                 (a) the Closing Date shall have occurred on or prior to July 11, 1997;

                 (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, a Notice of Money Market Borrowing as required by Section 2.3 or a Swing Line Borrowing Notice as required by Section 2.8, in all cases signed by (i) a Certifying Officer or (ii) such other Person as may be designated in writing from time to time in a written notice delivered to Administrative Agent which has been signed by a Certifying Officer;

                 (c) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the Aggregate Commitments;

                 (d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

                 (e) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

                 (f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

                 (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Super- Majority Banks has had or is reasonably expected to have a Material Adverse Effect.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c), (d), (e), (f), and (g) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

                 SECTION 4.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in the State of California and in every other jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. Guarantor is a corporation, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is reasonably expected to have a Material Adverse Effect.

                 SECTION 4.2. Power and Authority. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

                 SECTION 4.3. No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a default under the Borrower's agreement or certificate of limited partnership, the consequences of any such contravention, conflict, breach or default described in clauses (i), (ii) or (iii) is reasonably expected to have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

                 SECTION 4.4.  Financial Information.

                 (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, dated as of December 31, 1996, and the related consolidated statements of Borrower's financial position for the Fiscal Year then ended, reported on by Ernst & Young LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

                 (b) The consolidated balance sheet of Guarantor, dated as of December 31, 1996, and the related consolidated statements of Guarantor's financial position for the Fiscal Year then ended, reported on by Ernst & Young LLP and set forth in the Guarantor's 1996 Form 10- K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

                 (c) The unaudited consolidated balance sheet of Guarantor as at March 31, 1997 and related statements of income, retained earnings and cash flow for the period then ended, certified by the chief accounting officer or chief financial officer of Guarantor, a copy of which has been delivered to Administrative Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the consolidated financial position of Guarantor, Borrower and the Consolidated Subsidiaries as of such date and the results of operations and cash flow for the period covered thereby, subject to normal year-end adjustments. Neither Borrower, Guarantor nor any Consolidated Subsidiary had on such date any material Contingent Obligations, liabilities for taxes or long-term leases, unusual forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are material.

                 (d) Since December 31, 1996, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as previously disclosed to the Banks, neither the Borrower nor Guarantor has incurred any material indebtedness or guaranty on or before the Closing Date.

                 SECTION 4.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower, Guarantor or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which actions, suits or proceedings described in clauses (i), (ii) or (iii) would, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

                 SECTION 4.6.  Compliance with ERISA.

                 (a) Except as set forth on Schedule 4.6 attached hereto, neither Borrower nor Guarantor is a member of any Plan or Multiemployer Plan or any other Benefit Arrangement.

                 (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would, individually or in the aggregate, have a Material Adverse Effect on Borrower or that could subject the Administrative Agent or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

                 SECTION 4.7. Environmental Matters. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that no such associated liabilities and costs, including the costs of compliance with Environmental Laws, (i) are, as of the date hereof, Significant Environmental Costs, or (ii) would have a Material Adverse Effect on the Borrower, Guarantor and their Consolidated Subsidiaries.

                 SECTION 4.8. Taxes. United States Federal income tax returns of the Borrower, Guarantor and their Consolidated Subsidiaries have been prepared and filed through the Fiscal Year ended December 31, 1995 and an extension has been filed for the Fiscal Year ended December 31, 1996. The Borrower, Guarantor and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, Guarantor or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, Guarantor and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                 SECTION 4.9. Full Disclosure. All factual information heretofore prepared by the Borrower and furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects as of the date as of which such information is stated or certified. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements executed or delivered in connection herewith.

                 SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

                 SECTION 4.11. Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

                 SECTION 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

                 SECTION 4.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, Guarantor nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,
(y) a "holding company" or a subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                 SECTION 4.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is 550 Newport Center Drive, Newport Beach, California 92660.

                 SECTION 4.15. REIT Status. For the Fiscal Year ended December 31, 1996, Guarantor qualified and Guarantor shall continue to qualify as a real estate investment trust under the Code.

                 SECTION 4.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is reasonably expected to have a Material Adverse Effect.

                 SECTION 4.17.  Qualifying Unencumbered Properties.  Schedule
4.17 attached hereto and made a part hereof sets forth all the Qualifying Unencumbered Property owned by the Borrower, directly or indirectly, as of the Closing Date. As of the Closing Date, all of the Properties set forth in
Schedule 4.17 are Qualifying Unencumbered Properties.

                 Borrower represents and warrants that, as of the Closing Date, the Borrower has good and insurable fee title to the Qualifying Unencumbered Property, free of all Liens other than Permitted Liens and that to its best knowledge, except as disclosed in writing to the Administrative Agent in connection with the extension of credit contemplated hereby or hereafter disclosed in writing to the Administrative Agent from time to time, no Materials of Environmental Concern are located on, under, over or about such real property.

                 SECTION 4.18. No Default. As of the date hereof, no Event of Default or Default exists under or with respect to any Indebtedness of the Borrower and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect in any such case, the existence of which default is reasonably expected to result in a Material Adverse Effect.

                 SECTION 4.19. Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is reasonably expected to have a Material Adverse Effect.

                 SECTION 4.20. Compliance With Law. The Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is reasonably expected to have a Material Adverse Effect.

                 SECTION 4.21. No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

                 SECTION 4.22. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent, the Documentation Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

                 SECTION 4.23. Labor Matters. As of the date hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower. As of the date hereof, the Borrower is not suffering any strikes, walkouts, work stoppages or other material labor difficulty which are reasonably expected to result in a Material Adverse Effect.

                 SECTION 4.24. Insurance. The Borrower currently maintains 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of the Real Property Assets, as well as commercial general liability insurance (including "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders, rating of not less than A-VII (or such lesser rating satisfactory to Administrative Agent in its reasonable discretion) in amounts that prudent owner of assets such as the Real Property Assets would maintain.

                 SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(g) constitute, as of the Closing Date, all of the material organizational documents (together with all amendments and modifications thereof) of the Borrower and Guarantor. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in Section 3.1(g).

                                   ARTICLE V.

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                 The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

                 SECTION 5.1. Financial Information. The Borrower will deliver to Administrative Agent (with sufficient copies to distribute to all of the Banks):

                 (a) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of the Borrower) an audited consolidated balance sheet of the Borrower, Guarantor and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower's and Guarantor's operations and consolidated statements of Borrower's and Guarantor's cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower's and Guarantor's Form 10K and reported on by Ernst Young LLP or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than sixty (60) days after the end of each of the first three Fiscal Quarters of the Borrower and Guarantor), (i) a consolidated balance sheet of the Borrower, Guarantor and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and Guarantor's operations and consolidated statements of Borrower's and Guarantor's cash flow for such Fiscal Quarter and for the portion of the Borrower's or Guarantor's Fiscal Year ended at the end of such Fiscal Quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's and Guarantor's Form 10Q, and
(ii) and such other information reasonably requested by the Administrative Agent or any Bank;

                 (c) forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer or the chief accounting officer of the Borrower or its general partner (the "Certifying Officer") (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.9 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year- end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.9 and 5.10 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clause (1) above and shall attach as exhibits thereto the following: escrow closing statements, certified by the Certifying Officer, for each Qualifying Unencumbered Property which was acquired during the preceding Fiscal Quarter; an occupancy report setting forth the average Occupancy Rate for each Qualifying Unencumbered Property during the preceding Fiscal Quarter; and a report stating the Net Operating Income for each Qualifying Unencumbered Property during the preceding Fiscal Quarter with reasonable detail as to all property expenses and capital expenditures.

                 (d) not less frequently than annually, and in any event within fifteen (15) days after adoption by Borrower's Board of Directors, the Borrower's business plan, any subsequent material revisions thereto, and a statement of projected cash flow of the Borrower and its Consolidated Subsidiaries for the twelve (12) month period following the date of such Business Plan.

                 SECTION 5.2. Other Information. The Borrower will deliver to the Administrative Agent (with sufficient copies to distribute to all of the Banks):

                 (a) (i) within five (5) Domestic Business Days after any executive officer of the Borrower or its general partner obtains knowledge of any Default, if such Default is then continuing, a certificate of a Certifying Officer, or other executive officer of the Borrower or its general partner setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Domestic Business Days after an executive officer of the Borrower or its general partner obtains knowledge thereof, notice of (y) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate, result in a Material Adverse Effect and (z) any other event, act or condition which is reasonably expected to result in a Material Adverse Effect;

                 (b) promptly upon the mailing thereof to the shareholders of Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                 (c) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which Guarantor shall have filed with the Securities and Exchange Commission;

                 (d) promptly and in any event within thirty (30) days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                 (e) promptly and in any event within ten (10) days after an executive officer of the Borrower or its general partner obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by a Certifying Officer of the Borrower or its general partner, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by an executive officer of the Borrower or its general partner, or, if the Borrower has actual knowledge thereof, any of the

Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is reasonably expected to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is reasonably expected to have a Material Adverse Effect or is reasonably expected to involve an expenditure of Significant Environmental Cost or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect or is reasonably expected to involve an expenditure of Significant Environmental Cost;

                 (f) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is reasonably expected to result in a Material Adverse Effect, copies of such notices and correspondence;

                 (g) promptly and in any event within five (5) days after an executive officer of the Borrower or its general partner obtains actual knowledge of a change in the Credit Rating, a certificate of the Borrower, executed by a Certifying Officer of the Borrower or its general partner, specifying the new Credit Rating, and

                 (h) from time to time such additional information regarding the financial position or business of the Borrower, Guarantor and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing.

                 SECTION 5.3. Payment of Obligations. The Borrower, Guarantor and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all its respective material obligations and liabilities including, without limitation, Taxes and any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is reasonably expected to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                 SECTION 5.4.  Maintenance of Property; Insurance; Leases

                 (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

                 (b) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, the Real Property Assets. The Borrower will deliver to the Administrative Agent (i) upon the reasonable request of the Administrative Agent from time to time full information as to the insurance carried, and (ii) forthwith, notice of any cancellation or nonrenewal of coverage by any insurer of the Borrower (other than any cancellation or non-renewal due to Borrower's placement of replacement coverage with new insurers meeting the requirements of this Section 5.4(b)).

                 SECTION 5.5. Conduct of Business and Maintenance of Existence. The Borrower and Guarantor will continue to engage in business of the same general type as now conducted by the Borrower and Guarantor, and each will preserve, renew and keep in full force and effect, its partnership and corporate existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

                 SECTION 5.6. Compliance with Laws. The Borrower will and will cause its Subsidiaries to comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or Banks to any material liability therefor.

                 SECTION 5.7. Inspection of Property, Books and Records. The Borrower (i) will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; (ii) will permit representatives of any Bank at such Bank's expense to visit any of its properties, including without limitation the Real Property Assets, without notice; provided that the Bank shall not unreasonably interfere with the operation of such properties or any tenants thereon and such visitation shall occur within normal business hours;
(iii) will permit the representatives of any Bank, at such Bank's expense, to inspect its properties, examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its executive officers, property managers and independent public accountants, in each such case under this subclause (iii) all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

                 SECTION 5.8. Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, Guarantor's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably expected to have a Material Adverse Effect.

                 SECTION 5.9.  Financial Covenants.

                 (a) Total Liabilities to Gross Asset Value. Borrower shall not permit the ratio of Total Liabilities to Gross Asset Value of Borrower and its Subsidiaries to exceed 0.55:1 at any time.

                 (b) Secured Debt to Gross Asset Value. Borrower shall not permit the ratio of Secured Debt to Gross Asset Value of Borrower and its Subsidiaries to exceed 0.45:1 at any time.

                 (c) Unencumbered Pool. Borrower shall not permit the ratio of the Unencumbered Asset Pool Value to outstanding Unsecured Debt to be less than 1.75:1 at any time.

                 (d) EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter to be less than 1.75:1.

                 (e) Interest Coverage Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.25:l.

                 (f) Dividends. The Borrower will not, as determined for any four (4) consecutive Fiscal Quarters, pay any partnership distributions in excess of 100% of the Borrower's Funds Available For Distribution calculated for such four (4) Fiscal Quarters.

                 (g) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries will at no time be less than $200,000,000 plus ninety percent (90%) of all Net Offering Proceeds received by Guarantor or Borrower after December 31, 1996.

                 SECTION 5.10.  Restriction on Fundamental Changes.

                 (a) Neither the Borrower, the Guarantor, nor any Consolidated Subsidiary shall directly or indirectly enter into any merger or consolidation without the prior written consent of the Required Banks which consent may be withheld in its sole and absolute discretion unless (i) the Borrower or the Guarantor is the surviving entity, (ii) the entity which is merged into the Borrower or the Guarantor is not engaged in any substantial business other than the management, development, ownership or operation of multifamily residential apartment communities, and (iii) the gross fair market value of the assets of the entity which is merged into the Borrower or the Guarantor is not in excess of ten percent (10%) of Borrower's aggregate Gross Asset Value immediately prior to such merger or consolidation. Neither the Borrower, the Guarantor, nor any Consolidated Subsidiary shall directly or indirectly enter into any reorganization or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

                 (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect. Guarantor shall not amend its articles of incorporation, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect.

                 (c) The Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to Guarantor's articles of incorporation, by-laws, or other organizational documents (other than amendments solely reflecting changes in ownership interests occurring in the ordinary course of business) no less than ten (10) Domestic Business Days after the effective date of any such amendment.

                 SECTION 5.11.  Changes in Business.

                 (a) The Borrower shall carry on its business operations through the Borrower and its Subsidiaries.

                 (b) All or substantially all of Borrower's assets shall be multifamily residential properties, unimproved land held for the development of multifamily residential property, or equity interests in companies whose primary business is the ownership, operation, development or management of multifamily residential property. Borrower shall not engage in any line of business other than ownership, operation and development of multifamily residential property and the provision of services incidental thereto, whether directly or through its Subsidiaries and Investment Affiliates.

                 SECTION 5.12. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

                 SECTION 5.13. Hedging Requirements. Within five (5) Domestic Business Days after the last day of each calendar quarter, commencing June 30, 1997, the Borrower shall have in effect "Interest Rate Hedges" on Borrower's Indebtedness so that such Indebtedness, together with all Fixed Rate Indebtedness of Borrower, shall constitute at least fifty percent (50%) of the then aggregate Indebtedness of the Borrower. "Interest Rate Hedges" shall mean
(A) Exempt Hedging Contracts, or (B) interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements, each of which (i) shall have a minimum term of two (2) years, or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of such floating rate loan is less than two (2) years), (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Cap Rate at the time of purchase or execution, and (iii) shall be with an Approved Financial Institution as the counterparty. It is acknowledged and agreed that the Borrower shall have no obligation to replace any Interest Rate Hedge even if the counterparty thereto shall cease to be an Approved

Financial Institution. The Borrower shall certify its compliance with Interest Rate Hedges to the Administrative Agent in the certificate required to be delivered by the Borrower pursuant to Section 5.1(c).

                 SECTION 5.14.  Guarantor Status.

                 (a) Status. Guarantor shall at all times (i) remain a publicly traded company listed on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

                 (b) Indebtedness. Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (1)      the Obligations; and

                 (2) indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

                 (c)      Restriction on Fundamental Changes.

                 (1) Guarantor shall not have an Investment in any Person other than Borrower and the interests identified on Schedule 5.14(c)(1) as being owned by Guarantor.

                 (2) Guarantor shall not acquire an interest in any Property other than Securities issued by Borrower and the interests identified on Schedule 5.14(c)(2).

                 (d) Disposal of Partnership Interests. Guarantor will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower.

                 SECTION 5.15.  Environmental Matters.

                 (a) Promptly upon the discovery of any Environmental Claim or of any violation or alleged violation of Environmental Laws with respect to any Qualifying Unencumbered Asset, the Borrower shall attempt in good faith, as soon as practicable, to determine all costs it reasonably expects any party to expend in connection with the investigation and resolution of such Environmental Claim or of such violation or alleged violation of Environmental Laws. The Borrower shall thereupon notify the Administrative Agent in writing of the Borrower's reasonable, good faith estimate of the cost to investigate and resolve such Environmental Claim or such violation or alleged violation if such cost is equal to or greater than $250,000. Such good faith estimate of such costs, as revised from time to time pursuant hereto, shall be deemed to be the "Estimated Environmental Cost" of such Environmental Claim or such violation or alleged violation of Environmental Laws. After the end of each Fiscal Quarter, the Borrower shall review and update all Estimated Environmental Costs and shall deliver, with the Borrower's quarterly reports delivered in accordance with Section 5.1 hereof, a written report to the Administrative Agent, setting forth, in reasonable detail, each Estimated Environmental Cost which is in excess of $250,000, the basis for the determination of such Estimated Environmental Cost, and the Borrower's plans with respect to such Environmental Claim or such violation or alleged violation of Environmental Laws. If the Borrower at any time is not diligently and in good faith pursuing a determination of or an update of a Estimated Environmental Cost which exceeds $250,000, the Administrative Agent may, in reliance upon the opinions and judgments of environmental consultants (either independent or employed by the Administrative Agent), estimate or update, in good faith, the cost to investigate and resolve an Environmental Claim or alleged or actual violation of Environmental Laws. In the event that the Administrative Agent makes any such determination, the Estimated Environmental Cost of investigating and resolving such Environmental Claim or such alleged or actual violation of Environmental Laws shall be the Administrative Agent's estimate, until such time as Borrower again diligently pursues in good faith the determination or update of Estimated Environmental Cost, and upon Borrower's determination of a Estimated Environmental Cost in compliance herewith the Estimated Environmental Cost shall thereafter be Borrower's estimate thereof, as set forth herein.

                 (b) The Borrower shall, at all times, diligently and in good faith pursue resolution of all Environmental Claims, and all violations or alleged violations of Environmental Laws, with respect to its Properties.

                 SECTION 5.16. Cooperation. The Borrower shall take any action reasonably requested by the Administrative Agent to carry out the intent of the Loan Documents.

                 SECTION 5.17. Distributions. Unless waived by the Required Banks, no Borrower Party shall make any Restricted Payments after the occurrence of and during the continuation of an Event of Default under Section 6.1(a); provided however that Borrower may make Restricted Payments to partners in Borrower to the extent necessary to enable Guarantor to make dividend payments to its stockholders as required for Guarantor to maintain its status as a real estate investment trust under the Code. In such case, Borrower shall cause Guarantor to make such dividend payments.

                                  ARTICLE VI.

                                    DEFAULTS

                 SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) (i) the Borrower shall fail to pay when due any principal of any Loan; or (ii) the Borrower shall fail to pay when due interest on any Loan or any fees or





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any other amount payable hereunder or under the Mandate Letter and the same shall continue for a period of ten (10) calendar days after the same becomes due;

                 (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.9, Section 5.10(a) or (b), or Sections 5.11, 5.12, and 5.14;

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

                 (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower, or if such default is of such a nature that it cannot with reasonable effort be completely removed within said period of thirty (30) days such additional period of time as may be reasonably necessary to remove same, provided Borrower commences such removal within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

                 (e) the Borrower, Guarantor, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $10,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, Guarantor, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any other obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such other default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

                 (f) the Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect





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or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

                 (g) an involuntary case or other proceeding shall be commenced against the Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or Guarantor under the federal bankruptcy laws as now or hereafter in effect;

                 (h) one or more final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars ($10,000,000) or more shall be entered by a court or courts of competent jurisdiction against the Borrower, Guarantor or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty
(30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees and such enforcement proceedings shall not immediately be stayed;

                 (i) there shall be a change in the majority of the Board of Directors of Guarantor during any twelve (12) month period, excluding any change in directors resulting from (x) the death, resignation (in the ordinary course and not in connection with any change in control) or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors of Guarantor to qualify under applicable law as independent directors or (z) the replacement of any director who is an officer or employee of Guarantor or an affiliate of Guarantor with any other officer or employee of Guarantor or an affiliate of Guarantor;

                 (j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of Guarantor;

                 (k) Guarantor shall cease at any time to qualify as a real estate investment trust under the Code;

                 (l) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency





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

of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

                 (m) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or
Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

                 (n) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document; or

                 (o) a default beyond any applicable notice and grace period under any of the other Loan Documents.

                 SECTION 6.2.  Rights and Remedies.

                 (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitment shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent upon the demand of the Required Banks shall, by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise as provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                 (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent, and the Banks each





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agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement on the exercise of remedies, then, from and after Administrative Agent shall have declared the Loan immediately due and payable, the Administrative Agent may pursue such rights and remedies as it may determine.

                 SECTION 6.3. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent, shall promptly give notice thereof to each Bank.

                 SECTION 6.4. Distribution of Proceeds after Default. Subject to Section 7.6, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans. Regardless of how each Bank may treat payments received by it pursuant to this Agreement and the Facility Notes delivered to evidence debt hereunder for the purpose of its own accounting, for the purpose of computing the Borrower's and Guarantor's obligations under this Agreement and under such Facility Notes, the payments shall be applied first, to the costs and expenses (including attorneys' fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) of the Administrative Agent, acting as Administrative Agent, and of the Banks as set forth herein, second, to the payment of accrued and unpaid interest on all Facility Notes to and including the date of such application (ratably according to the accrued and unpaid interest on the Facility Notes), third, to the ratable payment of the unpaid principal of all the Facility Notes, and fourth, to the payment of all other amounts (including fees) then owing to the Administrative Agents or the Banks under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Banks under this Agreement or under law.





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                                  ARTICLE VII.

                                   THE AGENTS

                 SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Banks and shall not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                 SECTION 7.2. Agency and Affiliates. Bank of America, Wells Fargo and Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, Documentation Agent or an affiliate of the Syndication Agent, respectively, and Bank of America, Wells Fargo, Morgan and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, Guarantor or any Subsidiary or affiliate of the Borrower as if they were not the Administrative Agent, Documentation Agent or an affiliate of the Syndication Agent, respectively, hereunder, and the term "Bank" and "Banks" shall include Bank of America, Wells Fargo and Morgan in their individual capacities.

                 SECTION 7.3. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

                 SECTION 7.4. Consultation with Experts. As between Administrative Agent and the Banks, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 SECTION 7.5 Liability of Administrative Agent. As between Administrative Agent and the Banks, none of the Administrative Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful





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misconduct.  As between Administrative Agent and the Banks, none of the
Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent and the Banks, the Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and its respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this Section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, the Administrative Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. The Administrative Agent shall reimburse such Banks so entitled to reimbursement within two (2) Domestic Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

                 SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                 SECTION 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent shall resign in the event its Commitment is reduced to below six percent (6%) of the Aggregate Commitment. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall, provided no Event of Default has occurred and is then





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continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved Wells Fargo as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, who shall act until the Required Banks shall appoint a Administrative Agent. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent. For gross negligence or willful misconduct, as determined by the Super-Majority Banks (excluding for such determination Administrative Agent in its capacity as a Bank), Administrative Agent may be removed at any time by giving at least thirty (30) Domestic Business Days prior written notice to Administrative Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent, in accordance with the provisions of this Section 7.8.

                 SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Domestic Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action) or all the Banks, as the case may be.





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                                 ARTICLE VIII.

                            CHANGE IN CIRCUMSTANCES

                 SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Borrowing or Money Market LIBOR Loan:

                 (a) the Administrative Agent has determined in good faith that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                 (b) Banks having 50% or more of the Aggregate Commitment advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank of funding its LIBOR Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make LIBOR Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of (i) any LIBOR Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market LIBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. For purposes of this Section 8.1(b), in determining whether the Adjusted London Interbank Offered Rate, as determined by Administrative Agent, will not adequately and fairly reflect the cost to any Bank of funding its LIBOR Loans for such Interest Period, such determination will be based solely on the ability of such Bank to obtain matching funds in the London interbank market at a reasonably equivalent rate.

                 SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make LIBOR Loans shall be suspended. With respect to LIBOR Loans, before giving any notice to the Administrative Agent pursuant to





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this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such LIBOR Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.13 hereof with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                 If at any time, it shall be unlawful for any Bank to make, maintain or fund its LIBOR Loans, the Borrower shall have the right, upon five
(5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be canceled pursuant to Section 2.11(c).

                 SECTION 8.3.  Increased Cost and Reduced Return.

                 (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any LIBOR Loan any such requirement reflected in an applicable LIBOR Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date affecting such Bank's LIBOR Loans, its Note, or its obligation to make LIBOR Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such LIBOR Loans, by an amount





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deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the LIBOR Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

                 (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

                 (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                 (d) If at any time, any Bank shall be owed amounts pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such





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

Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to
Section 2.11(c).

                 SECTION 8.4.  Taxes.

                 (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Facility Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Facility Note (hereinafter referred to as "Other Taxes").

                 (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and, so long as such Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This





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

indemnification shall be made within fifteen (15) days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

                 (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (a) two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (b) an Internal Revenue Service Form W-8 or W-9, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001 or 4224, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in
Section 8.4(a).

                 (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States, provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

                 (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                 (g) If at any time, any Bank shall be owed amounts pursuant to this Section 8.4, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

                 SECTION 8.5. Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its LIBOR Loans and the Borrower shall, by at least five LIBOR Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                 (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected LIBOR Loans and thereafter all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and

                 (b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead, and

                 (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.12 with respect to such LIBOR Loans converted to Base Rate Loans pursuant to clause (a) above.

                                  ARTICLE IX.

                                 MISCELLANEOUS

                 SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, telex number or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Irvine Apartment Communities, L.P. c/o Irvine Apartment Communities, Inc., 550 Newport Center Drive, Newport Beach, California 92660, Attn: Vice President, Corporate Finance, and to O'Melveny & Myers, LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660, Attn: Patricia Frobes, Esq., (y) in the case of any Bank, at its address, telex number or facsimile number set forth on the signature pages hereof or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.





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

Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received (provided, however, if the date of such transmission and confirmation is not a Domestic Business Day, then the next succeeding Domestic Business Day), (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery,
(iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

                 SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.3.  Expenses; Indemnification.

                 (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the fees and disbursements of outside counsel as well as the allocated cost of Administrative Agent's internal legal services), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver, consent hereunder and any amendment hereof, the administration hereof and any Default or alleged Default hereunder, (ii) in connection with the syndication of the Loans and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Banks as a group, including fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (a) counsel for Administrative Agent and (b) counsel for all of the Banks as a group. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent together with the allocated cost of Administrative Agent's internal legal services, and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing Administrative Agent).

                 (b) The Borrower agrees to indemnify the Administrative Agent, each Bank and their respective affiliates and the respective directors, officers, agents and





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

employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but in all cases excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession or control (but in no event shall appointment of a receiver or a trustee be deemed control) of such Property or (d) any liability of such Indemnitee to any third party based upon Contractual Obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

                 (c) Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge that may give rise to a claim under clause
(b) of Section 9.3, provided that the failure to so notify the Borrower shall in no way impair the Borrower's obligations under this Section 9.3 (except to the extent that such failure to so notify arises from the gross negligence or willful misconduct of such Indemnitee and has an adverse effect on the Borrower). If any investigative, judicial or administrative proceeding is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 9.3, the Borrower, to the extent and in the manner directed by the Indemnitee, will resist and defend such proceeding with counsel designated by the Borrower (which counsel shall be reasonably satisfactory to the Indemnitee). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ, or proceeding. The Borrower shall keep such Indemnitee advised of the status of such defense and consult with such Indemnitee prior to taking any material position with respect thereto. Such Indemnitee shall, however, be entitled to employ counsel separate from counsel for the Borrower and from any other party in such proceeding if such Indemnitee shall reasonably determine that a conflict of interest or other circumstance exists that makes representation by counsel chosen by the Borrower not advisable. The fees and disbursements of such separate counsel shall be paid by the Borrower. Such Indemnitee shall not agree to the settlement of any such claim without the consent of the Borrower, unless the Borrower shall have been given notice of the commencement of an action and shall have failed to provide the defense thereof as herein provided or an Event of Default shall have occurred.

                 SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, and after acceleration of the Obligations, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank shall notify the Borrower in writing promptly after any such set-off and the application thereof made by such Bank; provided however that the failure to give such notice shall not affect the validity of such set-off and application. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

                 SECTION 9.5. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks; provided that no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by all the Banks,

(i) except as contemplated by this Agreement, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment,
(iv) except as contemplated by this Agreement, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, release the Guaranty or (vi) modify the provisions of this Section 9.5. No amendment or waiver shall be binding against the Administrative Agent until it shall have been notified thereof in writing.

                 SECTION 9.6.  Successors and Assigns.

                 (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

                 (b) Any Bank may at any time grant to any Person in any amount, participating interests in any Loans made pursuant to this Agreement. In addition, any Bank may at any time grant to any an existing Bank or one or more banks, finance companies, insurance or other financial institutions which
(A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's, BBB by S&P or a comparable rating by a rating agency acceptable to Administrative Agent and (b) has total assets in excess of Ten Billion Dollars ($10,000,000,000, participating interests in its Commitment, in an amount not less than $10,000,000; provided that such Bank retains at least one-half of its Commitment. If any Bank sells or grants an interest to a Person described above (in each case, a "Participant"), (i) such Bank shall make and receive all payments for the account of its Participant, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall continue to be the sole holder of its Facility Notes and other Loan Documents subject to the participation and shall have the sole right to enforce its rights and remedies under the Loan Documents, (iv) the Borrower, the Administrative Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) the participation agreement shall not restrict such Bank's ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Bank may have under or in respect of the Loan Documents, except that the Participant may be granted the right to consent to any (A) reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or fees payable by the Borrower and subject to the participation, (B) increase in the amount or extension of the stated termination or any reduction date of the affected Commitment or (C) release of the Guaranty, except to the extent otherwise provided in the Loan Documents. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

                 (c) Subject to the requirement that each Bank continues to hold a minimum of six percent (6%) of the Aggregate Commitment for so long as it is a Bank hereunder, any Bank may at any time assign, prior to the occurrence of an Event of Default, to an existing Bank or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's, BBB by S&P or a comparable rating by a rating agency acceptable to Administrative Agent and
(b) has total assets in excess of Ten Billion Dollars ($10,000,000,000), in minimum amounts of not less than six percent (6%) of the Aggregate Commitment and integral multiples of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) so long as such assignment is made with (and subject to) the consent of the Administrative Agent, which shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. After the occurrence and during the continuance of an Event of Default, any Bank may at any time assign to any Person in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents. In either case, such Person (in each case, an "Assignee") shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit "J" hereto executed by such Assignee and such transferor Bank, and a copy thereof shall be promptly furnished to the Administrative Agent. Such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of a Transfer Supplement and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such a Transfer Supplement, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal, income taxes in accordance with Section 8.4. Any assignment, made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

                 (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                 (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 9.8. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                 (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of California or of the United States of America located in Orange County, California, and, by execution and delivery of this Agreement, the Banks and the Borrower each hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Banks and the Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Banks and the Borrower at their respective addresses set forth below. The Banks and the Borrower hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Borrower or Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                 SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), and the date on which such receipt occurs shall be the "Effective Date."

                 SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

                 SECTION 9.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

                 SECTION 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any limited partner of Borrower, any shareholder of Guarantor or any of their or Borrower's or Guarantor's respective officers, directors, shareholders or employees except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

                 SECTION 9.15.  Bank's Failure to Fund.

                 (a) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of Section 2.4 hereof, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, in accordance with the provisions of Section 2.4(c) hereof. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this Section or Section 2.4(c) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Section 2.4(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

                 (b) If a Bank does not advance to Administrative Agent such Bank's pro rata share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's pro rata share of such Loan.

                 (c) As used herein, the following terms shall have the meanings set forth below:

                         (i)    "Defaulting Bank" shall mean any Bank which (x)
does not advance to the Administrative Agent such Bank's pro rata share of a Loan in accordance herewith for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                        (ii) "Junior Creditor" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                       (iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

                        (iv) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                         (v)    "Subordinated Debt" means (x) any and all
indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                 (d) Immediately upon a Bank's becoming a Junior Creditor, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                         (i)    accelerate, demand payment of, sue upon,
collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                        (ii)    take or enforce any Liens to secure
Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

                       (iii) enforce or apply any security for any Subordinated Debt; or

                        (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

                 (e)      In the event of:

                         (i)    any insolvency, bankruptcy, receivership,
liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

                        (ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                       (iii) any assignment by the Borrower for the benefit of creditors;

                        (iv)    any sale or other transfer of all or
substantially all assets of the Borrower; or

                         (v)    any other marshaling of the assets of the
Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

                 (f) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

          (g)            (i)    If any payment or distribution of any character
or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                        (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

               (h)       (i)    Each Bank that becomes a Junior Creditor
understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                        (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

                       (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                        (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

                         (v)    If any of the Senior Debt, should be
invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                        (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

          (i)            (i)    In addition to and not in limitation of the
subordination effected by this Section 9.15, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                        (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.15 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

                 (j) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

                 5. Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option,
(i) advance to the Borrower such Bank's pro rata share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's pro rata share and the pro rata share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated pro rata share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

                 SECTION 9.16.  Dispute Resolution.

                 (a)      Mandatory Arbitration

                          (i)     If requested by any party thereto, any
controversy or claim between the parties hereto arising out of or relating to this Agreement or any of the other Loan Documents (including any controversy or claim regarding the arbitrability of such controversy or claim or based on or arising out of an alleged tort) shall be determined by arbitration to be held in Orange County, California in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") and the AAA's Supplementary Procedures for Large, Complex Disputes.

                          (ii)    Any arbitration hereunder shall be held
before a single arbitrator mutually agreed to by the parties thereto, except that, if the parties shall fail to agree to such an arbitrator within ten (10) days from the date on which the claimant's request for arbitration is delivered to the other party to the arbitration, such arbitration shall be held before a panel of three arbitrators and each party shall appoint one arbitrator. The arbitrator(s) must be either a retired judge from the California Superior or Appellate Courts or the United States District Courts located in California or a member of the AAA panel for hearing large, complex cases in Orange County, California. If a party fails to nominate an arbitrator within 10 days from the date on which the claimant's request for arbitration has been communicated to the other party, the appointment shall be made by the AAA. The two arbitrators so appointed shall attempt to agree upon the third arbitrator to act as chairman. If the two arbitrators fail to nominate the chairman within 10 days from the date of appointment of the later appointed arbitrator, the chairman shall be selected by the AAA.

                          (iii)   Discovery may be taken in the arbitration
proceedings pursuant to the provisions of California Code of Civil Procedure
Section 1283.05, which are incorporated herein by reference and made applicable to any arbitration held pursuant to this Section.

                          (iv)    The award of the arbitrator(s) shall be
final, and the parties agree to waive their right to any form of appeal, to the greatest extent allowed by law, and to share equally the fees and expenses of the arbitrators. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction or application may be made to such court for the judicial acceptance of the award and for order of enforcement. All statutes of limitation and waivers that would otherwise be applicable shall apply to any arbitration proceeding under this Section 9.16(a).

                 (b)      Judicial Reference

                 If any such controversy or claim is not submitted to arbitration as provided in subsection (a), but becomes the subject of a judicial action, it shall be resolved solely and exclusively pursuant to the provisions for reference and trial by referee set forth in California Code of Civil Procedure Section 638 et seq., or any statute containing reasonably similar provisions that replaces such sections, except as expressly modified by the provisions hereof. The referee shall be a retired or former Superior Court judge practicing in Orange County, California, who is either (i) agreed to by the parties within ten (10) days of the notice by any party to the other of the intention to invoke this Section to resolve the dispute, or (ii) failing such agreement, is appointed pursuant to California Code of Civil Procedure Section 638.l (or any statute containing reasonably similar provisions that replaces such section) in an action filed in the Superior Court of Orange County, California. The parties agree that any party may file (and, if necessary, the other party shall join in such filing) with the Clerk of the Orange County Superior Court, or with the appropriate judge of such Court, any and all petitions, motions, applications or other documents necessary to obtain the appointment of such a referee immediately upon the commencement of any action or proceeding to resolve any such dispute and to conduct all necessary discovery and to proceed to a trial as expeditiously as possible. All proceedings, including trial, before the referee shall be conducted at a neutral location (unless otherwise stipulated by the parties) within five miles of the Orange County Superior Court. The parties agree that the referee shall be a judge for all purposes (including (i) ruling on any and all discovery matters and motions and any and all pretrial or trial motions, (ii) setting a schedule of pretrial proceedings, and (iii) making any other orders or rulings a sitting judge of the Superior Court would be empowered to make in any action or proceeding in the Superior Court). Any matter before the referee shall be governed by the California Code of Civil Procedure, the California Rules of Court, the California Evidence Code and the Local Rules of the Orange County Superior Court. Any decision of the referee shall be appealable to the same extent and in the same manner that such decisions would be appealable if rendered by a judge of the Orange County Superior Court. The Referee shall in his or her statement of decision set forth his or her findings of fact and conclusions of law. The parties intend this reference agreement to be specifically enforceable in accordance with Section 638.l of the California Code of Civil Procedure.

                 (c)      Provisional Remedies, Self-Help

                 Subject to Section 9.4, nothing herein shall limit the right of any party to exercise self-help remedies such as setoff or to obtain provisional or ancillary remedies, including an order of attachment, a temporary restraining order, preliminary injunction or other interim relief from any court of competent jurisdiction if such is necessary to preserve that party's rights before, during or after the pendency of any arbitration, reference or bankruptcy proceeding.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    IRVINE APARTMENT COMMUNITIES, L.P.,
                                    a Delaware limited partnership

                                    By:     Irvine Apartment Communities,
                                            Inc., a Maryland corporation


                                    By: _______________________________________
                                            Name:    James E. Mead
                                            Title:   Senior Vice President
                                                     and Chief Financial Officer


                                    By:________________________________________
                                            Name:    Shawn Howie
                                            Title:   Vice President
                                                     Corporate Finance

                                    Facsimile number:  (714) 720-5550

                                    Address:

                                    c/o Irvine Apartment Communities, Inc.
                                    550 Newport Center Drive
                                    Newport Beach, California 92260
                                    Attn: Vice President, Corporate Finance

Commitment Amount

$45,000,000

LIBOR Lending Office:                  BANK OF AMERICA NT & SA
5 Park Plaza, Suite 500
Irvine, California  92614              By:  __________________________________
                                            Name:       Michael V. Atkins
                                            Title:      Vice President
                                            and Sr. Relationship Manager
Attn:  Michael V. Atkins
Telecopy:  (714) 260-5639




Domestic Lending Office:
5 Park Plaza, Suite 500
Irvine, California  92614

Attn:  Michael V. Atkins
Telecopy:  (714) 260-5639


Money Market Lending Office:
555 California Street
10th Floor
San Francisco, California  94101

Attn:  Linda Webster
Telecopy:  (415) 622-2237

Commitment Amount
$45,000,000

LIBOR Lending Office:                        WELLS FARGO BANK, NA
Wells Fargo Bank, NA
Disbursement and Operations Center           By:______________________________
2120 East Park Place, Suite 100                 Name: ________________________
El Segundo, California  90245                   Title:________________________

Attn: Anne Colvin
Telecopy:  (310) 615-1014


Domestic Lending Office:
Wells Fargo Bank, NA
2030 Main Street, Suite 800
Irvine, California  92614

Attn: Office Manager
Telecopy:  (714) 851-9728


Money Market Lending Office:
Wells Fargo Bank, NA
2030 Main Street, Suite 800
Irvine, California  92614

Attn: Office Manager
Telecopy:  (714) 851-9728

Commitment Amount
$45,000,000

LIBOR Lending Office:                  MORGAN GUARANTY
                                       TRUST COMPANY OF NEW YORK
___________________________________
___________________________________    By: ___________________________________
___________________________________       Name:_______________________________
                                          Title:______________________________

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

Commitment Amount
$35,000,000

LIBOR Lending Office:                  FIRST BANK NATIONAL ASSOCIATION

-----------------------------------
-----------------------------------    By:
-----------------------------------       ------------------------------------
                                          Name:  Stephen P. Bailey
                                                 -----------------------------
                                          Title: Vice President
                                                 -----------------------------

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

Commitment Amount
$20,000,000

LIBOR Lending Office:                  COMERICA BANK
___________________________________
___________________________________    By: ___________________________________
___________________________________       Name:_______________________________
                                          Title:______________________________

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

Commitment Amount
$20,000,000

LIBOR Lending Office:                  CORESTATES BANK, N.A.
___________________________________
___________________________________    By: ___________________________________
___________________________________       Name:_______________________________
                                          Title:______________________________

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

Commitment Amount
$20,000,000

LIBOR Lending Office:                  DRESDNER BANK A.G.
___________________________________
___________________________________    By: ___________________________________
___________________________________       Name:_______________________________
                                          Title:______________________________

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

Commitment Amount
$20,000,000

LIBOR Lending Office:                  FLEET NATIONAL BANK
___________________________________
___________________________________    By: ___________________________________
___________________________________       Name:_______________________________
                                          Title:______________________________

Attn: _____________________________
Telecopy:  (___)___________________



Domestic Lending Office:
___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________


Money Market Lending Office:

___________________________________
___________________________________
___________________________________


Attn: _____________________________
Telecopy:  (___)___________________

                                      BANK OF AMERICA NT & SA,
                                      as Administrative Agent

                                      By: _____________________________________
                                      Name:      Elena Bennett
                                      Title:     Vice President

                                      Attn:      Michael V. Atkins
                                      Telecopy:  (714) 260-5639

                                      DOMESTIC AND LIBOR LENDING OFFICE:

                                      5 Park Plaza, Suite 500
                                      Irvine, California  92614
                                      Attn:  Michael V. Atkins
                                      Telecopy:  (714) 260-5639

Address:                              WELLS FARGO BANK, N.A.,

Wells Fargo Bank, NA                  as Documentation Agent
2030 Main Street, Suite 800           By: ____________________________________
Irvine, California  92614                 Name: ______________________________
                                          Title:______________________________

                                      Attn:      Office Manager
                                      Telecopy:  (714) 851-9728

                                   SCHEDULE 1
                                Bank Commitments

                                                              SHARE OF AGGREGATE
              BANK                        COMMITMENT              COMMITMENT
-------------------------------------    --------------       -------------------
Bank of America NT & SA                   $45,000,000               18.00%
Wells Fargo Bank, NA                      $45,000,000               18.00%
Morgan Guaranty Trust Company
  of New York                             $45,000,000               18.00%
First Bank National Association           $35,000,000               14.00%
Comerica Bank                             $20,000,000                8.00%
CoreStates Bank, N.A.                     $20,000,000                8.00%
Dresdner Bank, A.G.                       $20,000,000                8.00%
Fleet National Bank                       $20,000,000                8.00%
Total                                    $250,000,000              100.00%

                                  SCHEDULE 4.6

                       Borrower and Guarantor ERISA Plans

                Irvine Apartment Communities, Inc. Savings Plan

        Customary health, life and disability plans for active employees

                                 Schedule 4.17
                       Qualifying Unencumbered Properties

Amherst Court
Newport Ridge
Orchard Park
Rancho Monterey
San Carlo
San Mateo
Santa Clara
Santa Rosa
Sierra Vista
Villa Coronado
Windwood Knoll
Woodbridge Oaks
Woodbridge Villas

Baypointe
Cupertino
Santa Fe
Santa Maria
Santa Rosa II
The Colony

                              SCHEDULE 5.14(c)(1)

San Rafael Limited Partnership, L.P.

IAC Management, Inc.

                              SCHEDULE 5.14(c)(2)

                                      None

                                                                     Exhibit A


                                   EXHIBIT A
                                    FORM OF
                              NOTICE OF BORROWING

TO:      BANK OF AMERICA, NATIONAL
         TRUST AND SAVINGS ASSOCIATION
         ___________________________________
         ___________________________________
         ___________________________________
         Attention:_________________________


         Loan No.:__________________________
         Accounting Unit No.:_______________

                 Reference is hereby made to the Revolving Credit Agreement dated as of June 27, 1997 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement") among IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

                 Pursuant to Article 2 of the Credit Agreement:

                 1. The Borrower hereby requests a Loan in the amount of $___________________ on _____________________, ____(1) in the form of a
______________________________(2) [with an interest period of ________](3); and


__________________________________

  (1)   Must be a Business Day.

  (2)   Insert form of Loan (Base Rate Loan or Fixed Rate Loan).

  (3)   Insert Fixed Rate Period in the case of a Fixed Rate Loan.

                 2. The Borrower hereby represents and warrants as follows:

                 (a) All of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (except to the extent that such representations and warranties expressly were made only as of a specific date);

                 (b) No Default or Event of Default exists or would result from the making of the Loan; and

                 (c) All other conditions to borrowing set forth in the Credit Agreement are satisfied.

                 Date:  ____________________, ____

                                       IRVINE APARTMENT COMMUNITIES, L.P.,
                                       a Delaware limited partnership


                                       By:  IRVINE APARTMENT
                                            COMMUNITIES, INC., a
                                            Maryland corporation,
                                            General Partner

                                            By:    [Certifying Officer]
                                                   ---------------------------
                                            Name:
                                                   ---------------------------

                                            Title:
                                                   ---------------------------

                                                                       Exhibit B


                                   EXHIBIT B

                       Form of Money Market Quote Request

[Date]

To:              Bank of America NT&SA (the "Administrative Agent")

From:            Irvine Apartment Communities, L.P.

Re: Revolving Credit Agreement dated as of June 27, 1997 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent.

                 We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  ______________________

Principal Amount*                        Interest Period**
-----------------                        -----------------
$

                 Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.] Terms


__________________________________

** Amount must be $[MINIMUM BORROWING] or a larger multiple of $[MINIMUM BORROWING INCREMENT].

*** Not less than 14 days (LIBOR Auction) or not less than 14 days (Absolute
    Rate Auction), subject to the provisions of the definition of Interest
    Period.

used herein have the meanings assigned to them in the Credit Agreement.

                                     IRVINE APARTMENT COMMUNITIES, L.P., a
                                     Delaware limited partnership

                                     By:  Irvine Apartment Communities, Inc.,
                                          a Maryland corporation,
                                          its general partner

                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________

                                                                       Exhibit C

                                   EXHIBIT C

                   Form of Invitation for Money Market Quotes

To:      [Name of Bank]

Re: Invitation for Money Market Quotes to Irvine Apartment Communities, L.P. (the "Borrower")

                 Pursuant to Section 2.3 of the Revolving Credit Agreement dated as of June 27, 1997, as amended, supplemented, replaced, renewed or otherwise modified from time to time, among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:  ______________________


Principal Amount                        Interest Period
----------------                        ---------------
$

                 Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                 Please respond to this invitation by no later than 6:30 A.M. (San Francisco time) on [date].


                                       BANK OF AMERICA NT&SA,
                                       as Administrative Agent


                                       By:_____________________________________
                                          Authorized Officer

                                                                       Exhibit D


                                   EXHIBIT D

                           Form of Money Market Quote

To:      Bank of America NT&SA, as Administrative Agent

Re:      Money Market Quote to Irvine Apartment Communities, L.P. (the
         "Borrower")

                 In response to your invitation on behalf of the Borrower dated ________________, 19__, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank or Designated Bidder:
2.       Person to contact at Quoting Bank or Designated Bidder:
3.       Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                                    Money Market
Principal Amount**        Interest Period***        [Margin****]       Absolute Rate*****
------------------        -------------------       ------------       ------------------
$

$

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_______________.]**

                 We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement dated as of June 27, 1997, as amended, supplemented, replaced, renewed or otherwise modified from time to time, among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent, which irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                        Very truly yours,

                                        [NAME OF BANK/DESIGNATED BIDDER]

Dated:___________________               By:__________________________________
                                           Authorized Officer

__________
*As specified in the related Invitation.

**Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $1,000,000.

***Not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       Exhibit E
                                   EXHIBIT E

                                      NOTE
$___________                                                  Irvine, California
                                                                   June 27, 1997

                 For value received, IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of __________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Base Rate Loan and LIBOR Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office designated by Bank.

                 All Base Rate Loans and LIBOR Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Base Rate Loan and LIBOR Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This note is one of the Facility Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement dated as of June 27, 1997 among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the

Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                        IRVINE APARTMENT COMMUNITIES, L.P., a
                                        Delaware limited partnership

                                        By:     Irvine Apartment Communities,
                                                Inc., a Maryland corporation,
                                                its general partner

                                        By:_____________________________________
                                                Name:___________________________
                                                Title:__________________________



                                        By:_____________________________________
                                                Name:___________________________
                                                Title:__________________________

                        LOANS AND PAYMENTS OF PRINCIPAL

                                                  Amount of
              Amount of                           Principal                       Notation
   Date         Loan         Type of Loan          Repaid       Maturity Date      Made By
-----------  -----------  ---------------------   ----------    -------------     --------

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

                                                                       Exhibit F


                                   EXHIBIT F

                           Form of Money Market Note

                                      NOTE
$125,000,000                                                  Irvine, California
                                                                   June 27, 1997

                 For value received, IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of __________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Money Market Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office designated by Bank.

                 All Money Market Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Money Market Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                 This note is one of the Money Market Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement dated as of June 27, 1997 among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the

Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                        IRVINE APARTMENT COMMUNITIES, L.P.,
                                        a Delaware limited partnership

                                        By: Irvine Apartment Communities, Inc.,
                                            a Maryland corporation,
                                            its general partner

                                            By: ______________________________
                                                Name: _____________________
                                                Title: ____________________


                                            By: ______________________________
                                                Name: _____________________
                                                Title: ____________________

                        LOANS AND PAYMENTS OF PRINCIPAL




              Amount of                            Amount of
            Money Market      Type of Money       Principal                       Notation
   Date         Loan           Market Loan         Repaid       Maturity Date      Made By
-----------  -----------  ---------------------   ----------    -------------     --------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                                                                       Exhibit G


                                   EXHIBIT G

                  [FORM OF NOTICE OF CONTINUATION/ CONVERSION]

                       NOTICE OF CONTINUATION/CONVERSION

                 Pursuant to that certain Revolving Credit Agreement dated as of June 27, 1997 among Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Borrower"), the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), this represents Borrower's request to [SELECT A OR B WITH APPROPRIATE INSERTIONS AND
DELETIONS: [A: convert $_______ in principal amount of presently outstanding Loans that are [Base/LIBOR] Rate Loans [having an Interest Period that expires on ___________, ____] to [Base/LIBOR] Rate Loans on ___________, ____. [The
initial Interest Period for such LIBOR Rate Loans is requested to be a ________ month period.]] [B: continue as LIBOR Rate Loans $_____ in principal amount of presently outstanding Loans having an Interest Period that expires on ____________, ____. The Interest Period for such LIBOR Rate Loans commencing on _________, ____ is requested to be a _______ month period.]] Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

                 The undersigned Certifying Officer, to the best of his or her knowledge, and Borrower certify that no Event of Default or Default has occurred and is continuing under the Credit Agreement.


                              IRVINE APARTMENT COMMUNITIES,
                              L.P., a Delaware limited partnership

                              By:  Irvine Apartment Communities, Inc.,
                                   a Maryland corporation,
                                   its general partner

                                   By:  [Certifying Officer]___________________
                                        Name: _________________________________
                                        Title:_________________________________

                                                                       Exhibit H


                                   EXHIBIT H

                          SWING LINE BORROWING NOTICE

TO:      BANK OF AMERICA, NATIONAL
         TRUST AND SAVINGS ASSOCIATION
         __________________________________
         __________________________________
         __________________________________
         Attention:________________________

         Loan No.:_________________________
         Accounting Unit No.:________________

                 Reference is hereby made to the Revolving Credit Agreement dated as of June 27, 1997 among IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

                 Pursuant to Article 2 of the Credit Agreement:

                 1. The Borrower hereby requests a Loan in the amount of $___________________ on _____________________, 19__(4) in the form of a Swing
Line Loan; and

                 2. The Borrower hereby represents and warrants as follows:

                 (a) All of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (except to the extent that such representations and warranties expressly were made only as of a specific date);

__________________________________

  (4)   Must be a Business Day.

                 (b) No Default or Event of Default exists or would result from the making of the Loan; and

                 (c) All other conditions to borrowing set forth in the Credit Agreement are satisfied.

                 Date:  ____________________, ____

                                       IRVINE APARTMENT COMMUNITIES, L.P.,
                                       a Delaware limited partnership

                                       By:  IRVINE APARTMENT COMMUNITIES, INC.,
                                            a Maryland corporation,
                                            its general partner

                                            By:   [Certifying Officer]_________
                                            Name: _____________________________
                                            Title:_____________________________

                                                                       Exhibit I

                                   EXHIBIT I
                                                            LOAN NO. ___________

                                SWING LINE NOTE

$10,000,000
                                                             Irvine, California
                                                                   June 27, 1997

                 FOR VALUE RECEIVED, the undersigned, IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, NT& SA (the "Lender"), for the account of its Lending Office, the lesser of (i) the principal sum of TEN MILLION DOLLARS ($10,000,000), or (ii) the aggregate unpaid principal amount of the Swing Line Loans (the "Advances") made by the Lender to the Borrower under the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of each such Advance from time to time outstanding on the dates and at the rates specified in the Credit Agreement.

                 This Swing Line Note (the "Note") is the Swing Line Note referred to in, and is entitled to the benefits of, the Revolving Credit Agreement dated as of June 27, 1997 among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions on which the Advances evidenced hereby are made and are to be repaid. The Credit Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for voluntary and mandatory prepayments under certain circumstances and upon certain terms and conditions.

                 Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement. All payments due hereunder shall be made to the Lender at the time and place, in the type of funds, and in the manner set forth in the Credit Agreement, without any deduction whatsoever, including, without limitation, any deduction for any set-off, recoupment, counterclaim or Taxes, except as otherwise set forth in the Credit Agreement. The Borrower hereby waives diligence, presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the execution, delivery, performance or enforcement of this Note, except as otherwise set forth in the Credit Agreement.

                 The Lender is authorized (but not obligated) to endorse on the Schedule hereto, or on a continuation thereof, each Advance made by the Lender and each payment or prepayment with respect thereto. The Borrower promises to pay all costs and expenses, including attorneys' fees and disbursements, incurred in the collection or enforcement hereof.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. THE BORROWER AND, BY ACCEPTANCE HEREOF, THE LENDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.


                                       IRVINE APARTMENT COMMUNITIES L.P.,
                                       a Delaware limited partnership

                                       By: IRVINE APARTMENT COMMUNITIES, INC.,
                                           a Maryland corporation,
                                           General Partner

                                           By: _________________________________
                                           Name:
                                           Title:


                                           By: _________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                                SWING LINE NOTE

                                                           Amount of
                                                           Principal
                 Type and         Interest    Interest      Paid or        Unpaid Principal     Notation
   Date      Amount of Advance     Period       Rate        Prepaid         Amount of Note      Made By
---------   -------------------   ---------   ---------   -----------   ---------------------  ----------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                                                                       Exhibit J


                                   EXHIBIT J

                              TRANSFER SUPPLEMENT

                 TRANSFER SUPPLEMENT (this "Transfer Supplement") dated as of _______________, 199_ between _________________ (the "Assignor") and
____________________ having an address at ____________________________ (the
"Purchasing Bank").

                              W I T N E S S E T H:

                 WHEREAS, the Assignor has made loans to Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Borrower"), pursuant to the Revolving Credit Agreement, dated as of June 27, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time through the date hereof, the "Credit Agreement"), among the Borrower, the banks listed on the signature pages thereof, Bank of America NT&SA, as Administrative Agent, and Wells Fargo Bank, N.A., as Documentation Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement;

                 WHEREAS, the Purchasing Bank desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Bank, certain rights, title, interest and obligations under the Credit Agreement.

                 NOW, THEREFORE, IT IS AGREED:

         1. In consideration of the amount set forth in the receipt (the "Receipt") given by Assignor to Purchasing Bank of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes from the Assignor, a ___% interest (the "Purchased Interest") of the Loans constituting a portion of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, and Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents.

         2. The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $______________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and warrants that it has not received any notice of Default or Event of Default from the Borrower; (iv) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (v) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (vi) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Credit Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and, (vii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

         3. The Purchasing Bank (i) confirms that it has received a copy of the Credit Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Credit Agreement, and has not relied on any statements made by Assignor or Gibson, Dunn & Crutcher LLP; (ii) agrees that it will, independently and without reliance upon any of the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and the other Loan Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its address for notices and lending office, the office set forth beneath its name on the signature page hereof;
(vi) it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and without any present intention of its resale in either case that would be in violation of applicable securities laws.

         4. This Transfer Supplement shall be effective on the date (the "Effective Date") on which all of the following have occurred (i) it shall have been executed and delivered by the parties hereto, (ii) copies hereof shall have been delivered to the





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

Administrative Agent and the Borrower, (iii) Purchasing Bank shall have received an original Note and (iv) the Purchasing Bank shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

         5. On and after the Effective Date, (i) the Purchasing Bank shall be a party to the Credit Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Bank thereunder and be entitled to the benefits and rights of the Banks thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. From and after the Effective Date, the Assignor shall cause the Administrative Agent to make all payments under the Credit Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Bank.

         7. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

         8. Assignor hereby represents and warrants to Purchasing Bank that it has made all payments demanded to date by Bank of America, NT&SA ("Bank of America") as Administrative Agent in connection with the Assignor's pro rata share of the obligation to reimburse the Agent for its expenses and made all Loans required. In the event Bank of America, as Administrative Agent, shall demand reimbursement for fees and expenses from Purchasing Bank for any period prior to the Effective Date, Assignor hereby agrees to promptly pay Bank of America, as Administrative Agent, such sums directly, subject, however, to Paragraph 12 hereof.

         9. Assignor will, at the cost of Assignor, and without expense to Purchasing Bank, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Bank shall, from time to time, reasonably require, for the better assuring conveying, assigning, transferring and confirming unto Purchasing Bank the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Bank, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

         10. The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys, fees and disbursements) suffered by such party arising from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

         11. Subject to the provisions of Paragraph 12 hereof, if, with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement Of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Bank's agent and hold the same in trust on behalf of and for the benefit of Purchasing Bank, and shall deliver the same forthwith to Purchasing Bank in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within the same Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Pacific Standard Time, then the following business day after receipt, said funds shall accrue interest at the federal funds interest rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Bank.

         12. Assignor and Purchasing Bank each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Bank under the Credit Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

         13. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

Wire Transfer Instructions:

____________________________________
____________________________________
____________________________________
____________________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title________________________________


                                        By:_____________________________________
                                           Name:________________________________
                                           Title________________________________

Receipt and Consent acknowledged this
_________ day of ____________, 199_:

BANK OF AMERICA, NT&SA,
as Administrative Agent

By:____________________________________________
     Name:_____________________________________
     Title:____________________________________

[IF REQUIRED ADD THE FOLLOWING:]

IRVINE APARTMENT COMMUNITIES, L.P.,

By: Irvine Apartment Communities, Inc.

By:  [Certifying Officer]
     -----------------------------
     Name:________________________
     Title:_______________________




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